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                       STOCK AND ASSET PURCHASE AGREEMENT

                               between and among

                         SFX Network Group, L.L.C. and

                            SFX Entertainment, Inc.,

                                      and

      Elias N. Bird, individually and as Trustee under the Bird Family Trust
                              u/d/o 11/18/92,
          Gary F. Bird, individually and as Trustee under the Gary F. Bird
                         Corporation Trust u/d/o 2/4/94,
       Stephen R. Smith, individually and as Trustee under the Smith Family
                                Trust u/d/o 7/17/89,


                                 June E. Brody,

                              Steven A. Saslow, and

                              The Network 40, Inc.



                                December 2, 1997




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




                               TABLE OF CONTENTS

                                                                                                                      PAGE
                                                                                                                      ----

         1.       DEFINITIONS............................................................................................2

         2.       PURCHASE AND SALE TRANSACTIONS; CLOSING...............................................................14
         2.1      SHARES................................................................................................14
         2.2      ASSETS................................................................................................14
         2.3      CASH PURCHASE PRICE...................................................................................17
         2.4      HOLDBACK AMOUNT.......................................................................................18
         2.5      WORKING CAPITAL ADJUSTMENT............................................................................18
         2.7      RESTRICTIVE LEGEND....................................................................................22
         2.8      REGISTRATION RIGHTS...................................................................................24
         2.9      EARN-OUT..............................................................................................28
         2.10     PAYMENT AND ALLOCATION OF CONSIDERATION...............................................................29
         2.11     SFX BROADCASTING GUARANTY.............................................................................29
         2.12     CLOSING...............................................................................................29
         2.13     CLOSING OBLIGATIONS...................................................................................30

3.       REPRESENTATIONS AND WARRANTIES OF SELLERS......................................................................32
         3.1      ORGANIZATION AND GOOD STANDING........................................................................33
         3.2      AUTHORITY; NO CONFLICT................................................................................33
         3.3      CAPITALIZATION........................................................................................35
         3.4      FINANCIAL STATEMENTS..................................................................................36
         3.5      BOOKS AND RECORDS.....................................................................................36
         3.6      TITLE TO PROPERTIES; ENCUMBRANCES.....................................................................37
         3.7      CONDITION AND SUFFICIENCY OF ASSETS...................................................................38
         3.8      ACCOUNTS RECEIVABLE...................................................................................38
         3.9      INVENTORY.............................................................................................39
         3.10     NO UNDISCLOSED LIABILITIES; NO ASSUMPTION OF LIABILITIES..............................................39
         3.11     TAXES.................................................................................................39
         3.12     NO MATERIAL ADVERSE CHANGE............................................................................41
         3.13     EMPLOYEE BENEFIT PLANS AND ARRANGEMENTS...............................................................41
         3.14     COMPLIANCE WITH LEGAL REQUIREMENTS; GOVERNMENTAL AUTHORIZATIONS.......................................45
         3.15     LEGAL PROCEEDINGS.....................................................................................46
         3.16     ABSENCE OF CERTAIN CHANGES AND EVENTS.................................................................48
         3.17     CONTRACTS; NO DEFAULTS................................................................................49
         3.18     INSURANCE.............................................................................................52
         3.19     ENVIRONMENTAL MATTERS.................................................................................54
         3.20     EMPLOYEES.............................................................................................54
         3.21     LABOR RELATIONS; COMPLIANCE...........................................................................55


                                       i



                               TABLE OF CONTENTS
                                  (Continued)

                                                                                                                      PAGE
                                                                                                                      ----

         3.22     INTELLECTUAL PROPERTY.................................................................................56
         3.23     CERTAIN PAYMENTS......................................................................................59
         3.24     DISCLOSURE............................................................................................59
         3.25     RELATIONSHIPS WITH RELATED PERSONS....................................................................59
         3.26     COMPETENCY; NO DISABILITY.............................................................................60
         3.27     BROKERS OR FINDERS....................................................................................60
         3.28     SURVIVAL..............................................................................................60

4.       REPRESENTATIONS AND WARRANTIES OF BUYER........................................................................60
         4.1      ORGANIZATION AND GOOD STANDING........................................................................60
         4.2      AUTHORITY; NO CONFLICT................................................................................61
         4.3      INVESTMENT INTENT.....................................................................................61
         4.4      CERTAIN PROCEEDINGS...................................................................................61
         4.5      DISCLOSURE............................................................................................62
         4.6      BROKERS OR FINDERS....................................................................................62
         4.7      CAPITALIZATION........................................................................................62
         4.8      CORPORATE ORGANIZATION................................................................................63
         4.9      SPIN-OFF INFORMATION..................................................................................63
         4.10     SURVIVAL..............................................................................................63

5.       COVENANTS OF SELLERS PRIOR TO CLOSING DATE.....................................................................63
         5.1      ACCESS AND INVESTIGATION..............................................................................64
         5.2      OPERATION OF THE BUSINESSES OF NETWORK 40 AND THE COMPANIES...........................................65
         5.3      NEGATIVE COVENANT.....................................................................................65
         5.4      REQUIRED APPROVALS....................................................................................65
         5.5      NOTIFICATION..........................................................................................66
         5.6      PAYMENT OF INDEBTEDNESS BY RELATED PERSONS............................................................66
         5.7      NO NEGOTIATION........................................................................................66
         5.8      BEST EFFORTS..........................................................................................66
         5.9      REPAYMENT OF INDEBTEDNESS BY SJS......................................................................67
         5.10     PAYMENT OF BROKERS OR FINDERS.........................................................................67
         5.11     TERMINATION OF LEASE WITH THE SJS SHAREHOLDERS........................................................67
         5.12     PAYMENT OF TOMMY NAST.................................................................................67
         5.13     RELEASE OF PLEDGE IN FAVOR OF GEORGINA BIRD...........................................................67
         5.14     GEORGINA BIRD'S INSURANCE POLICY......................................................................67
         5.15     401(K) PLAN...........................................................................................67
         5.16     MERGER OF BULLET PRODUCTIONS, INC.....................................................................68
         5.17     TERMINATION OF KEY MAN LIFE INSURANCE POLICIES........................................................68


                                       ii



                               TABLE OF CONTENTS
                                  (Continued)

                                                                                                                      PAGE
                                                                                                                      ----

6.       COVENANTS OF BUYER PRIOR TO CLOSING DATE.......................................................................68
         6.1      APPROVALS OF GOVERNMENTAL BODIES......................................................................68
         6.2      BEST EFFORTS..........................................................................................68

         7.       CONDITIONS PRECEDENT TO BUYER'S OBLIGATION TO CLOSE...................................................69
         7.1      ACCURACY OF REPRESENTATIONS...........................................................................69
         7.2      SELLERS' PERFORMANCE..................................................................................69
         7.3      CONSENTS..............................................................................................69
         7.4      ADDITIONAL DOCUMENTS..................................................................................69
         7.5      NO PROCEEDINGS........................................................................................70
         7.6      NO CLAIM REGARDING STOCK OWNERSHIP OR SALE PROCEEDS...................................................70
         7.7      ADDITIONAL DISCLOSURES................................................................................70

8.       CONDITIONS PRECEDENT TO SELLERS'  OBLIGATION TO CLOSE..........................................................71
         8.1      ACCURACY OF REPRESENTATIONS...........................................................................71
         8.2      BUYER'S PERFORMANCE...................................................................................71
         8.3      CONSENTS..............................................................................................71
         8.4      ADDITIONAL DOCUMENTS..................................................................................72
         8.5      EMPLOYMENT AGREEMENTS.................................................................................72
         8.6      SFX GUARANTY..........................................................................................72
         8.7      NO INJUNCTION.........................................................................................72

9.       TERMINATION....................................................................................................72
         9.1      TERMINATION EVENTS....................................................................................72
         9.2      EFFECT OF TERMINATION.................................................................................73

10.      INDEMNIFICATION; REMEDIES......................................................................................73
         10.1     SURVIVAL; RIGHT TO INDEMNIFICATION NOT AFFECTED BY KNOWLEDGE..........................................73
         10.2     AGREEMENTS TO INDEMNIFY...............................................................................74

11.      GENERAL PROVISIONS.............................................................................................74
         11.1     EXPENSES..............................................................................................74
         11.2     BULK SALES LAWS.......................................................................................74
         11.3     PUBLIC ANNOUNCEMENTS..................................................................................74
         11.4     CONFIDENTIALITY.......................................................................................75
         11.5     NOTICES...............................................................................................75
         11.6     JURISDICTION; SERVICE OF PROCESS......................................................................77
         11.7     CONSTRUCTION..........................................................................................77


                                      iii



                               TABLE OF CONTENTS
                                  (Continued)

                                                                                                                      PAGE
                                                                                                                      ----

         11.8     FURTHER ASSURANCES....................................................................................77
         11.9     WAIVER................................................................................................78
         11.10    ENTIRE AGREEMENT AND MODIFICATION.....................................................................78
         11.11    DISCLOSURE LETTER.....................................................................................78
         11.12    ASSIGNMENTS, SUCCESSORS, AND NO THIRD-PARTY RIGHTS....................................................78
         11.13    SEVERABILITY..........................................................................................79
         11.14    SECTION HEADINGS, CONSTRUCTION........................................................................79
         11.15    TIME OF ESSENCE.......................................................................................79
         11.16    GOVERNING LAW.........................................................................................79
         11.17    COUNTERPARTS..........................................................................................79


                                LIST OF EXHIBITS



Exhibit                        Description
-------                        -----------

Exhibit 2.11                   Form of SFX Broadcasting Guaranty
Exhibit 2.13(a)(ii)            Form of Employment Agreement (California and New York)
Exhibit 2.13(a)(iv)            Form of Power of Attorney and Assignment
Exhibit 2.13(a)(v)             Form of Real Estate Purchase Agreement
Exhibit 2.13(a)(vi)            Form of Long-Term Lease
Exhibit 2.13(a)(viii)          Form of Indemnification Agreements
Exhibit 7.4(a)                 Form of Opinion delivered to Buyers
Exhibit 7.4(b)                 Form of Estoppel Certificate
Exhibit 8.4(a)                 Form of Opinion delivered to Sellers



                               LIST OF SCHEDULES




Schedules                      Description
Schedule 1                     Album/40 Real Property
Schedule 2.2(a)(ii)            Purchased Assets-- Equipment and Machinery
Schedule 2.2(a)(iv)            Purchased Assets-- Leases
Schedule 2.2(a)(v)             Purchased Assets-- Contracts
Schedule 2.2(b)                Excluded Assets
Schedule 2.2(c)                Liabilities
Schedule 3.3                   Capitalization
Schedule 3.3(c)                Outstanding Options and Warrants
Schedule 4.2                   Authority; No Conflict
Schedule 4.7                   Buyer's Capitalization
Schedule 4.8                   Buyer's Corporate Organization

                       STOCK AND ASSET PURCHASE AGREEMENT



                  THIS STOCK AND ASSET PURCHASE AGREEMENT ("Agreement") is made as of December 2, 1997, between and among (i) SFX NETWORK GROUP, L.L.C., a Delaware limited liability company ("NEWCO" or "BUYER") and SFX ENTERTAINMENT, INC., a Delaware corporation ("SFX ENTERTAINMENT"); and (ii) ELIAS N. BIRD, individually and as Trustee under the Bird Family Trust u/d/o 11/18/92, GARY F. BIRD, individually and as Trustee under the Gary F. Bird Corporation Trust u/d/o 2/4/94, STEPHEN R. SMITH, individually and as Trustee under the Smith Family Trust u/d/o 7/17/89, JUNE E. BRODY, an individual resident in Pennsylvania, STEVEN A. SASLOW, an individual resident in Pennsylvania, and THE NETWORK 40, Inc., a California corporation ("NETWORK 40"), all of them referred to herein as "SELLERS."

                                    RECITALS

                  Elias N. Bird, as Trustee under the Bird Family Trust u/d/o 11/18/92, Gary F. Bird, as Trustee under the Gary F. Bird Corporation Trust u/d/o 2/4/94, and Stephen R. Smith, as Trustee under the Smith Family Trust u/d/o 7/17/89 (collectively, the "NETWORK SHAREHOLDERS") are the owners of one hundred percent (100%) of the issued and outstanding stock of Network 40 and one hundred percent (100%) of the issued and outstanding stock of The Album Network, Inc., a California corporation ("ALBUM NETWORK"). The Network Shareholders desire to sell, and Buyer desires to purchase, all of the issued and outstanding shares of capital stock of Album Network (the "ALBUM NETWORK SHARES"), for the consideration and on the terms set forth in this Agreement.

                  June E. Brody and Steven A. Saslow, as joint tenants (together, the "SJS SHAREHOLDERS") are the owners of one hundred percent (100%) of the issued and outstanding stock of SJS Entertainment Corporation, a Pennsylvania corporation ("SJS"). The SJS Shareholders desire to sell, and Buyer desires to purchase, all of the issued and outstanding shares of capital stock of SJS (the "SJS SHARES"), for the consideration and on the terms set forth in this Agreement.

                  Network 40 desires to sell or assign, and Buyer desires to purchase or assume, respectively, the assets and liabilities of Network 40 except certain liabilities, as a condition to which Buyer requires Network 40 and Elias N. Bird, individually and as Trustee under the Bird Family Trust u/d/o 11/18/92, Gary F. Bird, individually and as Trustee under the Gary F. Bird Corporation Trust u/d/o 2/4/94, Stephen R. Smith, individually and as Trustee under the Smith Family Trust u/d/o 7/17/89, to make certain representations, warranties and covenants and to agree to indemnify Buyer in certain respects, all as more fully set forth herein.

                                   AGREEMENT

                  The parties, intending to be legally bound, agree as follows:


1.       DEFINITIONS.

                  For purposes of this Agreement, the following terms have the meanings specified or referred to in this Section 1

                  "ACCOUNTS RECEIVABLE" -- as defined in Section 3.8.

                  "AFFILIATE" -- any entity, wholly or partially owned or controlled by, or which owns or controls, directly or indirectly, or which is under common control with the party in the context of which the term is used.

                  "ALBUM/40 REAL PROPERTY" -- the real property identified on
Schedule 1, owned at Closing by GSE Enterprises, LLC, a California limited liability company, and used in the conduct of the business of Album Network and Network 40.

                  "ALBUM NETWORK SHARES" -- the shares of Album Network to be purchased and sold pursuant to this Agreement.

                  "ARBITRATOR'S ADJUSTMENT" -- as defined in Section 2.5(b)
(iii)(A).

                  "ARBITRATOR'S FINAL CASH PURCHASE PRICE" -- as defined in
Section 2.5(b)(iii)(A).

                  "ASSUMED OBLIGATIONS" -- as defined in Section 2.2(c).

                  "BALANCE SHEET"  -- as defined in Section 3.4.

                  "BEST EFFORTS" -- the efforts that a prudent Person desirous of achieving a result would use in similar circumstances to ensure that such result is achieved as expeditiously as possible; provided, however, that an obligation to use Best Efforts under this Agreement does not require the Person subject to that obligation to take actions that would result in a material adverse change in the benefits to such Person of this Agreement and the Contemplated Transactions.

                  "BREACH" -- a "Breach" of a representation, warranty, covenant, obligation, or other provision of this Agreement or any instrument delivered pursuant to this Agreement will be deemed to have occurred if there is or has been any inaccuracy in or breach of, or any failure to perform or comply with, such representation, warranty, covenant, obligation, or other provision.

                  "BUSINESS DAY" -- a day other than a Saturday, a Sunday or other day on which commercial banks are authorized or required by law to close under the laws applicable to such banks in the City of New York.

                  "BUYER" -- as defined in the first paragraph of this Agreement.

                  "BUYER'S CLOSING DOCUMENTS" -- the documents and instruments to be delivered by Buyer at the Closing, as set forth in Section 2.13(b).

                  "CASH PAYMENT" -- as defined in Section 2.3(b).

                  "CLOSING" -- as defined in Section 2.12.

                  "CLOSING DATE" -- the date and time as of which the Closing actually takes place.

                  "CLOSING DOCUMENTS" -- the documents and instruments to be delivered by the parties at the Closing, as set forth in Section 2.13(a) and
(b).

                  "COMPANY" -- Album Network or SJS (collectively, the "COMPANIES").

                  "COMPANY BENEFIT PLANS" -- as defined in Section 3.13(a)(i).

                  "COMPETING BUSINESS" -- as defined in Section 3.25(a).

                  "CONSENT" -- any approval, consent, ratification, waiver, or other authorization (including any Governmental Authorization).

                  "CONSIDERATION" -- the Final Cash Purchase Price, the Securities, the Earn-Out Payment, and the payment of any other amounts or delivery of any other item of value by Buyer to Sellers required under this Agreement or any of the Closing Documents.

                  "CONTEMPLATED TRANSACTIONS" -- all of the transactions contemplated by this Agreement and the Closing Documents.

                  "CONTRACT" -- any agreement, contract, obligation, promise, or undertaking (whether written or oral and whether express or implied) that is legally binding, including without limitation any agreement, contract and contract right, purchase and/or sales contract and order, license agreement, franchise, trade and/or barter agreement and any other agreement or contract relating to or necessary for the operation of the business of any contracting party, under which any contracting party has or may acquire any rights, become subject to any obligation or liability, or by which the parties or assets used by them in the conduct of their business are or may become bound.

                  "DAMAGES" --  as defined in the Indemnification Agreements.

                  "DETERMINATION" -- the decision made by the Neutral Accounting Firm on the calculation of Working Capital, as set forth in Section
2.5 (b)(iii)(B).

                  "DISCLOSURE LETTER" -- the disclosure letter delivered by Sellers to Buyer concurrently with the execution and delivery of this Agreement.

                  "DISPUTE NOTICE" -- as defined in Section 2.5(b)(iii).

                  "EARN-OUT PAYMENT" -- as defined in Section 2.9(a).

                  "EARN-OUT SECURITIES" -- as defined in Section 2.9(b).

                  "EBITDA" -- the sum of net income (including revenues from any Affiliate of Buyer earned in the ordinary course of business) for the period plus officers' (stockholders only) salaries, bonuses and benefits, payroll taxes on officers' (stockholders only) salaries, management fees and consulting payments made direct to stockholders or their Affiliates, interest expense (net Income Taxes), charitable contributions (in an amount not to exceed $35,000), depreciation and amortization, benefits on behalf of stockholders' (life insurance premiums, automobile allowance), one-time-only legal/accounting expenses related to this Agreement, one-time-only legal/accounting expenses related to purchase of the Album/40 Real Property, one-time-only legal/accounting expenses related to the reorganization of Network 40 and the Companies and employer matching contribution to 401(k) less proforma annual salaries (and payroll taxes thereon) to be paid going forward to the SJS Shareholders and the Network Shareholders.

                  "EFFECTIVE PERIOD" -- as defined in Section 2.8(a).

                  "EMPLOYMENT AGREEMENTS" -- as defined in Section 2.13(a)(ii).

                  "EMPLOYEE BENEFIT PLAN" -- as defined in Section 3.13(a)(ii).

                  "ENCUMBRANCE" -- any mortgage, charge, claim, community property interest, condition, equitable interest, license, lien, option, pledge, security interest, right of first refusal, contingent or conditional assignment, contractual restriction, or personal obligation or restriction of any kind, including any restriction on use, voting, transfer, receipt of income, or exercise of any other attribute of ownership.

                  "ENVIRONMENT" -- soil, land surface or subsurface strata, surface waters (including navigable waters, ocean waters, streams, ponds, drainage basins, and wetlands), groundwaters, drinking water supply, stream sediments, ambient air (including indoor air), plant and animal life, and any other natural resource.

                  "ENVIRONMENTAL, HEALTH, AND SAFETY LIABILITIES" -- any cost, damages, expense, liability, obligation, or other responsibility arising from or under Environmental Law or

Occupational Safety and Health Law and consisting of or relating to: (a) any environmental, health, or safety matters or conditions (including on-site or off-site contamination, occupational safety and health, and regulation of chemical substances or products); (b) fines, penalties, judgments, awards, settlements, legal or administrative proceedings, damages, losses, claims, demands and response, investigative, remedial, or inspection costs and expenses arising under Environmental Law or Occupational Safety and Health Law; (c) financial responsibility under Environmental Law or Occupational Safety and Health Law for cleanup costs or corrective action, including any investigation, cleanup, removal, containment, or other remediation or response actions ("CLEANUP") required by applicable Environmental Law or Occupational Safety and Health Law (whether or not such Cleanup has been required or requested by any Governmental Body or any other Person) and for any natural resource damages; or
(d) any other compliance, corrective, investigative, or remedial measures required under Environmental Law or Occupational Safety and Health Law. The terms "removal," "remedial," and "response action," include the types of activities covered by the United States Comprehensive Environmental Response, Compensation, and Liability Act, 42 U.S.C. ss. 9601 et seq., as amended ("CERCLA").

                  "ENVIRONMENTAL LAW" -- any Legal Requirement that requires or relates to: (a) advising appropriate authorities, employees, and the public of intended or actual releases of pollutants or hazardous substances or materials, violations of discharge limits, or other prohibitions and of the commencements of activities, such as resource extraction or construction, that could have significant impact on the Environment; (b) preventing or reducing to acceptable levels the release of pollutants or hazardous substances or materials into the Environment; (c) reducing the quantities, preventing the release, or minimizing the hazardous characteristics of wastes that are generated; (d) assuring that products are designed, formulated, packaged, and used so that they do not present unreasonable risks to human health or the Environment when used or disposed of; (e) protecting resources, species, or ecological amenities; (f) reducing to acceptable levels the risks inherent in the transportation of hazardous substances, pollutants, oil, or other potentially harmful substances;
(g) cleaning up pollutants that have been released, preventing the threat of release, or paying the costs of such clean up or prevention; or (h) making responsible parties pay private parties, or groups of them, for damages done to their health or the Environment, or permitting self-appointed representatives of the public interest to recover for injuries done to public assets.

                  "ERISA" -- the Employee Retirement Income Security Act of 1974 or any successor law, and regulations and rules issued pursuant to that Act or any successor law.

                  "EXCLUDED ASSETS" -- as defined in Section 2.2(b).

                  "FACILITIES" -- any real property, leaseholds, or other interests currently or formerly owned or operated by Network 40 or either Company, and any buildings, plants, structures, or equipment (including motor vehicles, tank cars, and rolling stock) currently or formerly owned or operated by any of them.

                  "FINAL CASH PURCHASE PRICE" -- as defined in
Section 2.5(a)(ii).

                  "FINANCING DOCUMENT" -- as defined in Section 2.8(c).

                  "GAAP" -- generally accepted United States accounting principles, applied on a basis consistent with the basis on which the Balance Sheet and the other financial statements referred to in Section 3.4 were prepared.

                  "GOVERNMENTAL AUTHORIZATION" -- any approval, consent, license, permit, waiver, or other authorization issued, granted, given, or otherwise made available by or under the authority of any Governmental Body or pursuant to any Legal Requirement, the failure of which to obtain would have a material adverse effect on the business of the Person in the context of which the term is used.

                  "GSE" -- GSE Enterprises, LLC, a California limited liability company, and an Affiliate of Sellers.

                  "GOVERNMENTAL BODY" -- any (a) nation, state, county, city, town, village, district, or other jurisdiction; (b) federal, state, local, municipal, foreign, or other government; (c)governmental or quasi-governmental authority (including any governmental agency, branch, department, official, or entity and any court or other tribunal); (d) multi-national organization or body; or (e) body exercising, or entitled to exercise, any administrative, executive, judicial, legislative, police, regulatory or taxing authority.

                  "HAZARDOUS ACTIVITY" -- the distribution, generation, handling, importing, management, manufacturing, processing, production, refinement, Release, storage, transfer, transportation, treatment, or use (including any withdrawal or other use of groundwater) of Hazardous Materials in, on, under, about, or from the Facilities or any part thereof into the Environment, and any other act, business, operation, or thing that increases the danger, or risk of danger, or poses an unreasonable risk of harm to persons or property on or off the Facilities, or that may adversely affect the value of the Facilities or the Companies.

                  "HAZARDOUS MATERIALS" -- any waste or other substance that is listed, defined, designated, or classified as, or otherwise determined to be, hazardous, radioactive, or toxic or a pollutant or a contaminant under or pursuant to any Environmental Law, including any admixture or solution thereof, and specifically including petroleum and all derivatives thereof or synthetic substitutes therefor and asbestos or asbestos-containing materials.

                  "HOLDBACK AMOUNT" -- as defined in Section 2.4.

                  "HSR ACT" -- the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, or any successor law, and regulations and rules issued pursuant to that Act or any successor law.

                  "INDEMNIFICATION AGREEMENT" -- as defined in
Section 2.13(a)(viii).

                  "INDIVIDUAL SELLERS" -- Elias N. Bird, individually and as Trustee under the Bird Family Trust u/d/o 11/18/92, Gary F. Bird, individually and as Trustee under the Gary F. Bird Corporation Trust u/d/o 2/4/94, Stephen
R. Smith, individually and as Trustee under the Smith Family Trust u/d/o 7/17/89, June E. Brody, and Steven A. Saslow.

                  "INITIAL CASH PURCHASE PRICE" -- as defined in
Section  2.3(a).

                  "INTELLECTUAL PROPERTY ASSETS" -- as defined in
Section 3.22(a).

                  "INTELLECTUAL PROPERTY RIGHTS" -- any rights of any Person in or to any World-Wide Web page or HTML site, and any and all variations or derivations thereof, any patents, patent rights, copyrights, mask works, trade secrets, know-how, logos, insignias and advertising materials bearing the name of such Person, trade names, brand names, service marks and trademarks, technology and technical information related to, necessary for or used in connection with the operation of the business of such Person, and all secrecy agreements of such Person with others, including employees, relating to disclosure, assignment or patenting of any of the foregoing.

                  "IRC" -- the Internal Revenue Code of 1986, as amended, or any successor law, and regulations issued by the IRS pursuant to the IRC or any successor law.

                  "IRS" -- the United States Internal Revenue Service or any successor agency, and, to the extent relevant, the United States Department of the Treasury.

                  "KNOWLEDGE" -- an individual will be deemed to have "Knowledge" of a particular fact or other matter if: (a) such individual is actually aware of such fact or other matter; or (b) a prudent individual could be expected to discover or otherwise become aware of such fact or other matter in the course of conducting a reasonably comprehensive investigation concerning the existence of such fact or other matter. A Person (other than an individual) will be deemed to have "Knowledge" of a particular fact or other matter if any individual who is serving, or who has at any time served, as a director, officer, partner, executor, or trustee of such Person (or in any similar capacity) has, or at any time had, Knowledge of such fact or other matter.

                  "LIABILITIES" -- liabilities or other obligations of any kind whatsoever, whether accrued, contingent, absolute, determined, determinable or otherwise.

                  "LEASES" -- as defined in Section 2.2(a)(iv).

                  "LEGAL REQUIREMENT" -- any federal, state, local, municipal, foreign, international, multinational, or other administrative order, constitution, law, ordinance, principle of common law, regulation, statute, or treaty, the failure to comply with which would have a material adverse effect on the Person at issue.

                  "LONG-TERM LEASE" -- a long term lease by and between GSE, and Buyer or its assignee in the form of EXHIBIT 2.13 (A) (VI), but modified as follows:

                  (a) The term of the Long-Term Lease shall be a time period of ten years;

                  (b) The lessee under the Long-Term Lease shall have a right of first offer with regard to sales of all or a substantial portion of the Album/40 Real Property covered thereby or interests in the lessor under the Long-Term Lease, pursuant to which such lessor shall provide the economic terms at which the lessor shall market such interests and the lessee shall have thirty (30) days to accept such offer; provided, if within one year after the date of such offer to lessee, lessor shall accept an offer to sell such interests and the economic terms of the accepted offer are 95% or less in value from the original offer made to lessee (such acceptance conditioned upon the Lessee's waiver of its right of first refusal set forth hereafter), lessee shall have a right of first refusal with regard to the accepted offer, to be exercised within thirty (30) days of notice to lessee of the accepted offer;

                  (c) The rent under the Long-Term Lease shall be Fair Market Rent on a "gross" basis. In making a determination as to "Fair Market Rent" the parties (and their selected qualified brokers, if any) shall take into consideration the effective rental which would be derived by the lessor from a new tenant for comparable space in the Burbank, California market, and shall consider various factors, including, the annual rental prevailing in said market, the sums saved by the lessor in entering into the Long-Term Lease with Buyer, including, without limitation, avoidance of "downtime" (i.e., lessor will not sustain any loss of income from the space between the ---- Closing Date and the commencement of the term of the Long-Term Lease), avoidance of brokerage commissions, advertising expenses, or promotional costs, and attorneys' fees in connection with re-letting the space, absence of any work to be performed by the lessor in connection with the term and/or the avoidance of a contribution by the lessor to a replacement tenant on account of the cost of tenant improvement work, the absence of any rent concessions or free rent, and/or the absence of any "takeover" or "takeback" obligations of the lessor. In addition, in making such determination of "Fair Market Rent", the parties (and their selected qualified brokers, if any) shall agree upon (or determine, as the case may be) prevailing escalations, reimbursements for direct operating costs (other than capital costs) and security deposits (if applicable to lessees of comparable financial standings). The Network Shareholders and Buyer will endeavor in good faith to agree upon the Fair Market Rent within five (5) days of the expiration of the option period referred to in
                           Section 2.13(a) (v) of this

                           Agreement. If such parties are unable to agree on the Fair Market Rent, the Fair Market Rent shall be determined as follows:

                                       The Network Shareholders (collectively)
                                       and Buyer shall each, within five (5)
                                       days of the expiration of said option
                                       period, name licensed California real
                                       estate broker with at least 10 years
                                       experience in selling, leasing and
                                       marketing comparable real property in
                                       the Burbank market by written notice to
                                       the other. If the two (2) brokers agree
                                       on the Fair Market Rent of the premises
                                       within five (5) days after their
                                       appointment, the agreed amount shall be
                                       the Fair Market Rent of such property
                                       for purposes of the Long-Term Lease. If
                                       the two (2) brokers do no reach an
                                       agreement on the Fair Market Rent of the premises within five (5) days of their appointment, they shall each set forth in writing their respective opinion (without explanation) of the premises' Fair Market Rent and deliver their respective written opinion of value to the other, and they shall jointly name a third qualified broker. If the first two qualified brokers' opinion as to Fair Market Rent differs by 10% or less, such values shall be averaged and the average shall be the Fair Market Rent. If such opinions of value differ by more than 10%, it shall be the duty of the third qualified broker to select that one of said written opinions of value that is closest to the third qualified brokers' opinion of the premises' Fair Market Rent. The written opinion of value so selected shall be the Fair Market Rent of the premises for the purposes of the Long- Term Lease. The Network
                                       Shareholders (collectively) and Buyer
                                       shall each pay all expenses of the
                                       broker such party named and they shall
                                       both pay one-half (1/2) of the expenses
                                       of the third qualified Broker; and

                  (d) The premises affected by the Long-Term Lease shall, at Buyer's option include (i) only those portions of the Album/40 Real Property actually used by Network 40, Album Network and their Affiliates as of the date hereof, or (ii) the entire Album/40 Real Property.

                  "LOSS" -- as defined in Section 2.2(c)(ii).

                  "NEGATIVE DIFFERENCE" -- as defined in Section 2.5(b)(iii)(D).

                  "NETWORK SHAREHOLDERS" -- Elias N. Bird, as Trustee under the Bird Family Trust u/d/o 11/18/92, Gary F. Bird, as Trustee under the Gary F. Bird Corporation Trust u/d/o 2/4/94, and Stephen R. Smith, as Trustee under the Smith Family Trust u/d/o 7/17/89.

                  "NEUTRAL ACCOUNTING FIRM" -- as defined in
Section 2.5(b)(iii).

                  "OCCUPATIONAL SAFETY AND HEALTH LAW" -- any Legal Requirement designed to provide safe and healthful working conditions and to reduce occupational safety and health hazards, and any program, whether governmental or private (including those promulgated or sponsored by industry associations and insurance companies), designed to provide safe and healthful working conditions.

                  "ORDER" -- any material award, decision, injunction, judgment, order, ruling, subpoena, or verdict entered, issued, made, or rendered by any court, administrative agency, or other Governmental Body or by any arbitrator, other than those that are applicable generally.

                  "ORDINARY COURSE OF BUSINESS" -- an action taken by a Person will be deemed to have been taken in the "Ordinary Course of Business" only if such action is consistent with the past practices of such Person and is taken in the ordinary course of the normal day-to-day operations of such Person.

                  "ORGANIZATIONAL DOCUMENTS" -- (a) the articles or certificate of incorporation and the bylaws of a corporation; (b) any charter or similar document adopted or filed in connection with the creation, formation, or organization of a Person; and (c) any amendment to any of the foregoing.

                  "PERSON" -- any individual, corporation (including any non-profit corporation), general or limited partnership, limited liability company, joint venture, estate, trust, association, organization, labor union, or other entity or Governmental Body.

                  "PROCEEDING" -- any action, arbitration, audit, hearing, investigation, litigation, or suit (whether civil, criminal, administrative, investigative, or informal) commenced, brought, conducted, or heard by or before, or otherwise involving, any Governmental Body or arbitrator.

                  "PROSPECTUS" -- as defined in Section 2.8(c).

                  "PURCHASED ASSETS" -- as defined in Section 2.2(a).

                  "REAL ESTATE PURCHASE AGREEMENT" -- as defined in
Section 2.13(a)(v).

                  "RECORDS" -- any and all financial records and computer runs and programs related thereto, and all other books, records, files, documents, correspondence, reports and lists of suppliers and customers including, but not limited to, general ledger, sales and credit records, accountants' working papers, advertising and sales material, literature, personnel and payroll records, and any other records or documents reflecting or relating to the business of the Person with respect to which the term is used.

                  "REGISTRATION SHARES" -- as defined in Section 2.8(a).

                  "REGISTRATION STATEMENT" -- as defined in Section 2.8 (a).

                  "RELATED PERSON" -- with respect to a particular individual:
(a) each other member of such individual's Family; (b) any Person that is directly or indirectly controlled by such individual or one or more members of such individual's Family; (c) any Person in which such individual or members of such individual's Family hold (individually or in the aggregate) a Material Interest; and (d) any Person with respect to which such individual or one or more members of such individual's Family serves as a director, officer, partner, executor, or trustee (or in a similar capacity).

                  With respect to a specified Person other than an individual:
(a) any Person that directly or indirectly controls, is directly or indirectly controlled by, or is directly or indirectly under common control with such specified Person; (b) any Person that holds a Material Interest in such specified Person; (c) each Person that serves as a director, officer, partner, executor, or trustee of such specified Person (or in a similar capacity); (d) any Person in which such specified Person holds a Material Interest; (e) any Person with respect to which such specified Person serves as a general partner or a trustee (or in a similar capacity); and (f) any Related Person of any individual described in clause (b) or (c).

                  For purposes of this definition, (a) the "FAMILY" of an individual includes (i) the individual, (ii) the individual's spouse and former spouses, and (iii) any other natural person who is related to the individual or the individual's spouse within the second degree, and (b) "MATERIAL INTEREST" means direct or indirect beneficial ownership (as defined in Rule 13d-3 under the Securities Exchange Act of 1934, as amended) of voting securities or other voting interests representing at least ten percent (10%) of the outstanding voting power of a Person or equity securities or other equity interests representing at least ten percent (10%) of the outstanding equity securities or equity interests in a Person.

                  "RELEASE" -- when used with reference to any Hazardous Material, any spilling, leaking, emitting, discharging, depositing, escaping, leaching, dumping, or other releasing into the Environment, whether intentional or unintentional.

                  "REPRESENTATIVE" -- with respect to a particular Person, any director, officer, employee, agent, consultant, advisor, or other representative of such Person, including legal counsel, accountants, and financial advisors.

                  "SEC" -- the United States Securities and Exchange Commission.

                  "SECURITIES" -- the shares of Class A Common Stock of Buyer or any successor company, to be issued by Buyer to Sellers as part of the consideration for the transactions contemplated by this Agreement.

                  "SECURITIES ACT" -- the Securities Act of 1933, as amended, or any successor law, and regulations and rules issued pursuant to that Act or any successor law.

                  "SELLING SHAREHOLDERS" -- the Network Shareholders and the SJS Shareholders.

                  "SELLERS" -- as defined in the first paragraph of this Agreement.

                  "SELLERS' CLOSING DOCUMENTS" -- the documents and instruments to be delivered by Sellers at the Closing, as set forth in Section 2.13(a).

                  "SFX GUARANTY" -- as defined in Section 2.11.

                  "SHARES" -- the Album Network Shares and the SJS Shares.

                  "SJS SHAREHOLDERS" -- June E. Brody and Steven A. Saslow.

                  "SJS SHARES" -- the shares of SJS to be purchased and sold pursuant to this Agreement.

                  "SPIN-OFF" -- as defined in Section 2.6(b).

                  "STOCKHOLDER" -- as defined in Section 2.2(b)(i).

                  "STOCK PRICE" -- as defined in Section 2.6(a).

                  "SUBSIDIARY" -- with respect to any Person (the "OWNER"), any corporation or other Person of which securitiEs or other interests having the power to elect a majority of that corporation's or other Person's board of directors or similar governing body, or otherwise having the power to direct the business and policies of that corporation or other Person (other than securities or other interests having such power only upon the happening of a contingency that has not occurred) are held by the Owner or one or more of its Subsidiaries; when used without reference to a particular Person, "SUBSIDIARY" means a Subsidiary of either Company.

                  "TAXATION," "TAX," or "TAXES" -- whether or not any such term is capitalized, all domestic or foreign taxes, charges, fees, duties, imposts, levies or other assessments or deductions, whether in the nature of net income, gross income, gross receipts, profits or windfall profit, franchise, license, sales, ad valorem or value added, use, transfer, exchange control, credit or financial transaction, excise, withholding, payroll, employer's or employment, severance, stamp, capital stock, occupation, property, environmental, premium, custom, production, social insurance, or services taxes, any alternative or add-on minimum taxes, all customs duties or other taxes, governmental fees, and all other taxes or duties of any kind whatsoever (including interest, additions to taxes, penalties, fines or other charges payable or claimed in respect thereof) imposed or provided for in the jurisdiction in which the Person in connection with which the term is used is organized or operates.

                  "TAXING AUTHORITY" -- any Governmental Body responsible for the imposition of any Tax.

                  "TAX RETURN" -- any return (including any information return), report, statement, schedule, notice, form, or other document or information filed with or submitted to, or required to be filed with or submitted to, any Governmental Body in connection with the determination, assessment, collection, or payment of any Tax or in connection with the administration, implementation, or enforcement of or compliance with any Legal Requirement relating to any Tax.

                  "THREAT OF RELEASE" -- a substantial likelihood of a Release of Hazardous Materials that may require action in order to prevent or mitigate damage to the Environment that may result from such Release.

                  "THREATENED" -- a claim, Proceeding, dispute, action, or other matter will be deemed to have been "Threatened" if any demand or statement has been made (orally or in writing) or any notice thereof has been given (orally or in writing) to the Person in the context in which the term is used.

                  "TRADING DAY" -- a day on which trading occurs on the New York Stock Exchange, the American Stock Exchange, the NASDAQ-NMS, or other national securities exchange in which the securities of Buyer are principally traded.

                  "WORKING CAPITAL" -- as defined in Section 2.5(a).

                  "WORKING CAPITAL NOTICE" -- as defined in Section 2.5(b)(ii).



         2.       PURCHASE AND SALE TRANSACTIONS; CLOSING.

                  2.1        SHARES.

                  Subject to the terms and conditions of this Agreement, at the Closing, (a) the Network Shareholders will sell and transfer to Buyer, and Buyer will purchase from the Network Shareholders, the Album Network Shares, representing one hundred percent (100%) of the issued and outstanding shares of Album Network, and (b) the SJS Shareholders will sell and transfer to Buyer, and Buyer will purchase from the SJS Shareholders, the SJS Shares, representing one hundred percent (100%) of the issued and outstanding shares of SJS.

                  2.2        ASSETS.

                  2.2(A)     PURCHASED ASSETS.

                  Subject to the terms and conditions of this Agreement, Network 40 shall, at the Closing, convey, sell, transfer, assign and deliver to Buyer all of Network 40's right, title and interest in and to all of its assets and properties (real, personal and intangible), including, but not limited to, the items specifically listed and described below and on the schedules attached hereto (but excluding Excluded Assets) (collectively, the "PURCHASED ASSETS"):

                             (i) all merchandise, inventories, materials and supplies of Network 40, including items in transit from vendors and also including guaranties and warranties running to the benefit of Network 40 with regard thereto;

                             (ii) all machinery, equipment, office equipment, furniture, computers, leasehold improvements, fixtures, trade fixtures, supplies and other personal property owned by Network 40 and rights of Network 40 of every kind and description, tangible and intangible, and all warranties and guaranties thereto and rights of action of Network 40 therefor, including, without limitation, all automobiles, trucks, trailers, automotive equipment and other vehicles owned by Network 40, all of which vehicles are described on Schedule 2.2(a)(ii);

                             (iii) all of the right, title and interest of Network 40 or its Affiliates in and to all Intellectual Property Assets of Network 40 which are used in or for the benefit of the business of Network 40;

                             (iv) all leases, subleases, licenses and/or other occupancy agreements affecting real property described in Schedule 2.2(a)(iv) (individually a "LEASE" and collectively, the "LEASES"), and all improvements, fixtures, affixations and fittings located on the premises covered thereby owned by Network 40;

                             (v) all Contracts, including, without limitation, those listed or described on Schedule 2.2(a)(v) and to all Governmental Authorizations listed or described on Part 3.14 of the Disclosure Letter;

                             (vi) copies of all original files and Records of Network 40, provided, however, that Tax Returns may be copies, to which Network 40 shall have access pursuant to this Agreement;

                             (vii)     all Accounts Receivable;

                             (viii)    Network 40 as a going concern and the
goodwill thereof; and

                             (ix) all other assets, properties, rights and the entire business, of every kind and nature, owned or held by Network 40 or in which Network 40 has an interest (except for the Excluded Assets), known or unknown, fixed or unfixed, choate or inchoate, accrued, absolute, contingent or otherwise, whether or not specifically referred to in this Agreement, including, without limitation, all Governmental Authorizations, securities, automobiles, trucks and trailers.

                  2.2(B)     EXCLUDED ASSETS.

                  The assets described in Schedule 2.2(b) (collectively, the "EXCLUDED ASSETS") are excluded from the Purchased Assets to be sold by Network 40 to Buyer.

                  2.2(C)     LIABILITIES.

                  At the Closing, Buyer shall assume all liabilities and obligations of Network 40 under Contracts and Leases and all other liabilities and obligations of Network 40 that are set forth on Schedule 2.2(c) (the "ASSUMED OBLIGATIONS") and shall not assume those obligations and liabilities set forth below. Buyer shall not assume or have any liabilities with respect to any obligation or liability of Network 40 that is not included in the Assumed Obligations unless Buyer expressly assumes such obligations, in writing, after the Closing Date.

                  Anything in this Agreement to the contrary notwithstanding, Buyer shall not assume, or in any way be liable or responsible for:

                             (i) any liabilities or obligations of Network 40, or of any stockholders of Network 40 (the "STOCKHOLDERS") for any Taxes, accrued for, applicable to or arising from, or in connection with the consummation of the transactions contemplated herein, other than any sale or transfer Taxes which shall be paid by Buyer; and any liability of Network 40 for the unpaid Taxes of any Person under Treasury Regulation ss.1.1502-6 (or any similar provision of state, local, or foreign law), as a transferee or successor, by contract, or otherwise;

                             (ii) any obligation of Network 40 to indemnify any Person by reason of the fact that such Person was a director, officer, employee or agent of Network 40 or was serving at the request of Network 40 as a partner, trustee, director, officer, employee or agent of another entity, whether such indemnification is for judgments, damages, penalties, fines, costs, amounts paid in settlement, losses, expenses or otherwise and whether such indemnification is pursuant to any statute, charter document, bylaw, agreement or otherwise (for purposes of this Section 2.2(c), each, a "LOSS"); provided, however, that to the extent Buyer or either Company, but not such Person, is indemnified for any such loss after Closing by any insurer, Buyer will indemnify such Person in respect of such loss to the extent of the insurance proceeds actually received but in an amount not more than such Person would have received had the indemnification occurred prior to Closing, and provided further, however, that Buyer shall have no obligation to indemnify any such Person under this Section 2.2(c)(ii) if the act or conduct of the Person giving rise to such loss would have constituted a breach of any of the representations or warranties made by Sellers in this Agreement;

                             (iii) any liability of Network 40 for costs and expenses incurred in connection with this Agreement and the transactions contemplated herein, other than the costs and expenses of Ernst & Young or otherwise as set forth herein;

                             (iv) any intercompany payables or any liabilities or obligations of Network 40 owing to any Affiliate of Network 40 or to any of the other Sellers or any Affiliate or Related Party thereof (but not including intercompany payables between Network 40 and Album Network, on the one hand, and SJS, on the other hand), all of which shall be released on or prior to the Closing Date;

                             (v)       any liability or obligation of Network
40 under this Agreement;

                             (vi) any Environmental, Health and Safety
         Liability arising solely from occurrences or conditions on or prior to the Closing Date, or, for any such liability arising from occurrences or conditions both before and after the Closing, the portion of any such liability caused by occurrences prior to the Closing Date;

                             (vii) any liability or obligation with respect to a violation of the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended, prior to or arising out of the execution of this Agreement or the Contemplated Transactions or any liability or obligation with respect to a multiemployer plan (as defined in Section 3(37) or 4001(a)(3) of ERISA); and

                             (viii)    any liability for any infringement or
misappropriation of any Intellectual Property Rights of any other Person prior to the Closing Date; and

                             (ix) any liability or obligation of the kind required to be disclosed on the Balance Sheets in accordance with GAAP that is not expressly set forth in the Balance Sheet, except those which may arise with respect to the period after the Closing Date under the Contracts and Leases and as set forth in Schedule 2.2(c).

                  2.3        CASH PURCHASE PRICE.

                  2.3(A) In partial consideration of the sale, conveyance, transfer, assignment and delivery of the Shares and the Purchased Assets, together with the other transactions contemplated by this Agreement and the Closing Documents, and subject to the terms and conditions of this Agreement, Buyer will deliver to Sellers in accordance with this Section 2.3 the amount of Fifty-Two Million Dollars ($52,000,000) (the "INITIAL CASH PURCHASE PRICE"), as it may be adjusted pursuant to Section 2.5, by a wire transfer of immediately available funds to the Sellers' Accounts.

                  2.3(B) If the parties have not reached agreement on the Final Cash Purchase Price in accordance with Section 2.5(b)(i) by a date five (5) days before Closing, Buyer shall deliver the Initial Cash Purchase Price to Sellers, less the Holdback Amount (the "CASH PAYMENT"), at Closing in accordance with Section 2.3(c). The difference between the Initial Cash Purchase Price and the Final Cash Purchase Price shall be delivered by Buyer to Sellers, or by Sellers to Buyer, after Closing in accordance with Section 2.5(b). If the parties have reached agreement on the Final Cash Purchase Price by a date five (5) days before the Closing, Buyer shall deliver the Final Cash Purchase Price to Sellers at Closing.

                  2.3(C) No later than ten (10) days before the Closing, Sellers shall deliver a written notice to the Buyer (i) identifying the percentage of the Cash Payment to be delivered to each Seller at Closing, which percentages shall total one hundred percent; and (ii) identifying with respect to each Seller an account (collectively, the "SELLERS' ACCOUNTS"), with sufficient detail to permit the wire transfer thereto of the Cash Payment at Closing.

                  2.4        HOLDBACK AMOUNT.

                  The Holdback Amount shall be equal to Five Hundred Thousand Dollars ($500,000) (the "HOLDBACK AMOUNT"). At Closing, Buyer will deliver the Holdback Amount to a neutral, third party escrow agent (the "Escrow Agent"), who shall place the Holdback Amount in an interest-bearing account and who shall disperse the Holdback Amount consistent with the terms and conditions of this Agreement and any other terms and conditions which the Escrow Agent shall require. Until such time as the Holdback Amount is released, it shall remain the sole property of Buyer and at no time shall it be deemed to be property of Sellers held in trust or otherwise by Buyer for Sellers. The Holdback Amount shall be reduced, if at all, in accordance with Section 2.5(b) and the balance delivered to Sellers in accordance with the provisions of that Section. Escrow Agent shall have no obligation to deliver to Sellers any portion of the Holdback Amount except as required by Section 2.5(b), and any amounts not so delivered shall remain the sole property of Buyer to the exclusion of any claim of Sellers.

                  2.5        WORKING CAPITAL ADJUSTMENT.

                  2.5(A)     CALCULATION OF ADJUSTMENT.

                             (i) "WORKING CAPITAL" shall mean (i) the aggregate cash, receivables, pre-paid expenses and deposits, and other current assets of Network 40 and the Companies (for purposes of this Section 2.5(a), the "ASSETS") immediately following the Closing, less (ii) the aggregate outstanding indebtedness for borrowed money, payables, and other current liabilities of Network 40 and the Companies (for purposes of this Section 2.5(a), the "LIABILITIES") immediately following the Closing, whether such difference is a positive or a negative number.

                             (ii)      "FINAL CASH PURCHASE PRICE" shall mean
the Initial Cash Purchase Price as adjusted by the difference between Working Capital and Five Hundred Thousand Dollars ($500,000) in accordance with
Section 2.5(b).

                  2.5(B)     ADJUSTMENT PROCESS.

                             (i) Sellers shall provide Buyer and its
         representatives with all assistance and access to the Records of Network 40 and the Companies necessary for Buyer to calculate Working Capital at Closing. At least ten (10) Business Days prior to the estimated Closing Date, Sellers shall furnish to Buyer a proposed schedule setting forth their calculation of Working Capital and the basis for such calculation, including an identification of (A) all cash, receivables, pre-paid expenses and deposits, and other current assets of Network 40 and the Companies and (B) the outstanding indebtedness for borrowed money, payables, and other current liabilities thereof, both immediately following the Closing. Thereafter, Sellers and Buyer shall negotiate in good faith in order to resolve any disputed amounts contained therein. If Sellers and Buyer have reached agreement on the amount of Working Capital immediately following the Closing in accordance with this Section 2.5(b)(i), Sellers represent and warrant to Buyer that Working Capital at Closing will be in the amount so agreed upon.

                             (ii) If the parties have not reached agreement by a date five (5) days before Closing on the amount of Working Capital immediately following the Closing, Buyer shall deliver to Sellers at Closing, and Sellers shall deliver to Buyer at Closing, a notice (a "WORKING CAPITAL NOTICE") containing the calculation of Working Capital made by the party delivering such notice. The calculation of the Final Cash Purchase Price shall be made on the basis of the average of the Working Capital set forth in the two Working Capital Notices. If either Buyer or Sellers, but not both, fail to deliver a timely Working Capital Notice, the Final Cash Purchase Price shall be based on the calculation of Working Capital shown on the Working Capital Notice of the party timely delivering it. If both parties fail to deliver a timely Working Capital Notice, the Initial Cash Purchase Price shall become the Final Cash Purchase Price and the Buyer shall direct the Escrow Agent to deliver the Holdback Amount plus interest thereon to the Sellers by a wire transfer of immediately available funds to the Sellers' Accounts no later than five (5) days following the Closing.

                             (iii) If the difference between the Working
         Capital shown on Sellers' Working Capital Notice differs by more than Fifty Thousand Dollars ($50,000) from the Working Capital shown on the Buyer's Working Capital Notice, then no later than five (5) days after the Closing, either of Buyer or Sellers may deliver a notice to the other (a "DISPUTE NOTICE") stating a desire to submit the difference between them on the calculation of Working Capital to binding resolution by Price Waterhouse L.L.P. or another major accounting firm with no ties to either Buyer or Sellers (the "NEUTRAL ACCOUNTING FIRM") in accordance with this Section 2.5(b)(iii). If neither Buyer nor Sellers delivers a timely Dispute

         Notice to the other or if the difference in Working Capital on such notices is less than Fifty Thousand Dollars ($50,000), all parties will be deemed to have accepted the calculation of Working Capital determined in accordance with Section 2.5(b)(ii) on which the Final Cash Purchase Price was based and to have waived any right to object to such calculation, provided, however, that by doing so Buyer does not waive any rights it may have under Section 10. If the parties are deemed to have accepted the Working Capital determined in accordance with Section 2.5(b)(ii) pursuant to the preceding sentence, the Buyer shall direct the Escrow Agent to pay the Holdback Amount plus interest thereon to the Sellers by a wire transfer of immediately available funds to the Sellers' Accounts no later than ten (10) days following the Closing. If either party delivers a Dispute Notice to the other, then:

                                   (A)  Within ten (10) Business Days of such
Dispute Notice, the parties shall engage the Neutral Accounting Firm to act as an arbitrator to determine Working Capital at the Closing Date and the resulting adjustment (the "ARBITRATOR'S ADJUSTMENT") which should be made to the Initial Cash Purchase Price according to the calculation required under
Section 2.5(a). The Initial Cash Purchase Price as adjusted by the Arbitrator's Adjustment shall be referred to as the "ARBITRATED FINAL CASH PURCHASE PRICE".

                                   (B)  The Neutral Accounting Firm shall base
its determinations solely on presentations by Buyer and Sellers, and not on any independent investigation or review. The Neutral Accounting Firm's determination (the "DETERMINATION") shall be made within thirty (30) days following the date on which the dispute is submitted, shall be set forth in a written statement delivered to Buyer and Sellers, and shall be final, binding and conclusive. In the event a party does not comply with the procedure and time requirements contained herein or such other procedure or time requirements as the parties otherwise elect in writing, the Neutral Accounting Firm shall render a decision based solely on the evidence it has which was timely filed by either of the parties.

                                  (C)  If the Arbitrated Final Cash Purchase
Price is greater than the Initial Cash Purchase Price (such difference being referred to in this Section 2.5(b)(iii) as the "POSITIVE DIFFERENCE"), Buyer will pay to Sellers an amount equal to the Positive Difference, plus interest on such amount calculated in accordance with Section 2.5(b)(iii)(F), and shall instruct the Escrow Agent to deliver to Sellers the Holdback Amount plus interest thereon, no later than five (5) Business Days after delivery of the Determination by the Neutral Accounting Firm, by a wire transfer of immediately available funds to the Sellers' Accounts, in the same proportions as the Cash Payment.

                                  (D)  If the Arbitrated Final Cash Purchase
Price is less than the Initial Cash Purchase Price (such difference being referred to in this Section 2.5(b)(iii) as the "NEGATIVE DIFFERENCE"), the Holdback Amount will be reduced by an amount equal to the Negative Difference. The Buyer will instruct the Escrow Agent to deliver the balance of the Holdback Amount, if any, plus interest thereon to Sellers by a wire transfer of immediately available funds to the Sellers' Accounts no later than five (5) Business Days after delivery of the Determination by the Neutral Accounting Firm, in the same proportions as the Cash Payment.

                                      (E)  If the Negative Difference exceeds
the Holdback Amount, Sellers will pay to Buyer an amount equal to such difference, plus interest on such amount calculated in accordance with Section 2.5(b)(iii)(F) and will instruct the Escrow Agent to deliver the Holdback Amount to the Buyer, no later than five (5) Business Days after delivery of the Determination by the Neutral Accounting Firm, by a wire transfer of immediately available funds, to an account designated in a written notice from Buyer to Sellers delivered no more than two (2) Business Days after delivery of the Determination by the Neutral Accounting Firm.

                                      (F)  Any interest required under this
Section 2.5(b)(iii) shall be calculated from the Closing Date to the date of payment of the amount to which such requirement applies, at the "base rate" of Citibank, N.A. or any successor thereto in New York, New York on the Closing Date, based on a 360-day year.

                             (iv) The parties agree that the costs of the Neutral Accounting Firm incurred in discharging its obligations under this Section 2.5(b) shall be borne by the parties as follows:

                                       (A)  If the Working Capital set forth
in the Determination of the Neutral Accounting Firm is more than one hundred five percent (105%) of the Working Capital set forth in Buyer's Working Capital Notice, Buyer shall bear all such costs;

                                       (B)  If the Working Capital set forth
in the Determination of the Neutral Accounting Firm is less than ninety-five percent (95%) of the Working Capital set forth in Sellers' Working Capital Notice, Sellers shall bear all such costs; and

                                       (C)  In all other cases, including if
the conditions in both (A) and (B) above are satisfied simultaneously, Buyer and Sellers shall share such costs equally.

                             (v) Any amounts required to be paid under this
         Section 2.5(b) by Buyer to Sellers shall be paid to Sellers by a wire transfer of immediately available funds to Sellers' Accounts in the percentages set forth in the notice delivered to Buyer in accordance with Section 2.3(c) or in such other percentages as may be set forth in a written notice delivered by Sellers to Buyer no less than ten
         (10) days before any such amounts are required to be paid.

                  2.6        AGREEMENT TO ISSUE SECURITIES.

                  2.6(A) In partial consideration of the sale, conveyance, transfer, assignment and delivery of the Shares and the Purchased Assets, together with the other transactions contemplated by this Agreement and the Closing Documents, and subject to the terms and conditions of this

Agreement, SFX Entertainment agrees to issue to Sellers an aggregate number of shares of Class A Common Stock of SFX Entertainment (the "SECURITIES") equal to
(i) Ten Million Dollars ($10,000,000), divided by (ii) an amount (the "STOCK PRICE") equal to Thirteen Dollars and Thirty Three Cents ($13.33), the price per share of the Class A Common Stock of SFX Entertainment as established by a nationally recognized investment banking firm in its valuation of such Stock for the purpose of providing financing to Buyer in connection with the Spin-Off. SFX Entertainment hereby acknowledges that it intends to issue additional Securities as partial consideration for the purchase price payable in respect of certain other pending acquisitions by SFX Entertainment (collectively, the "SFX Entertainment Acquisitions"). SFX Entertainment agrees that the Stock Price hereunder shall be in an amount not greater than the price of the Securities to be issued in such acquisitions.

                  2.6(B) SFX Entertainment will issue and deliver the Securities concurrently with the spin-off of Buyer, formerly "Delsener/Slater Holdings" (as defined in that certain Agreement and Plan of Merger among SBI Holdings Corporation, SBI Radio Acquisition Corporation, and SFX Broadcasting, Inc., dated as of August 24, 1997, as filed as an exhibit to SFX Broadcasting, Inc.'s Form 8-K (the "8-K") filed with the SEC on August 26, 1997), as described in the 8-K (the "SPIN- OFF"). By written notice delivered by Sellers to SFX Entertainment no later than ten (10) days before consummation of the Spin-Off, Sellers shall identify the percent of the aggregate number of Securities to be issued and delivered to each Seller, and SFX Entertainment shall issue and deliver the Securities in accordance with such notice.

                  2.6(C)     If the Spin-Off has not occurred prior to June
30, 1998, then:

                             (i) the Network Shareholders and Network 40 may, by written request delivered to Buyer after that date, require Buyer to pay to them an amount equal to Ten Million Dollars ($10,000,000) multiplied by the aggregate percentage of the Cash Purchase Price received by them at Closing, by wire transfer of immediately available funds to an account designated by such Sellers in such request;

                             (ii) the SJS Shareholders may, by written request delivered to Buyer after that date, require Buyer to pay to them an amount equal to Ten Million Dollars ($10,000,000) multiplied by the aggregate percentage of the Cash Purchase Price received by them at Closing, by wire transfer of immediately available funds to an account designated by such Sellers in such request; and

                             (iii) any amounts paid by Buyer pursuant to Sections 2.6(c)(i) and (ii) shall be paid no later than five (5) Business Days after Buyer's receipt of a request pursuant to Sections 2.6(c)(i) or (ii), shall be in lieu of SFX Entertainment's issuing the Securities to the requesting Sellers and shall satisfy SFX Entertainment's obligation to issue such Securities, and shall be accompanied by interest calculated at the rate of ten percent (10%) per annum from the Closing Date to the date on which such amount is delivered.

                  2.7        RESTRICTIVE LEGEND.

                  Each of the Sellers acknowledges and agrees that any certificates representing the Securities will bear a restrictive legend in substantially the following form and a stop-transfer order may be placed against their transfer:

                  The securities represented by this certificate have not been registered under the Securities Act of 1933, as amended. The securities have been acquired for investment and may not be sold, transferred or assigned in the absence of an effective registration statement for the securities under the Securities Act of 1933, as amended, or an opinion of counsel that registration is not required under said Act or unless sold pursuant to Rule 144.

                  The legend set forth above shall be removed and SFX Entertainment shall issue a certificate without such legend to the holder of Securities upon which it is stamped, if, unless otherwise required by applicable state securities laws, (i) such Securities are included in an effective registration statement under the Securities Act covering the resale thereof, or (ii) such holder provides SFX Entertainment with an opinion of legal counsel, in form, substance and scope reasonably acceptable to SFX Entertainment to the effect that a public sale or transfer of such Securities may be made without registration under the Securities Act and such Securities are being sold or transferred in accordance with the method described therein, or (iii) such holder provides SFX Entertainment with reasonable assurances that such Securities can be sold pursuant to Rule 144 under the Securities Act (or a successor rule thereto) without any restriction as to the number of Securities acquired as of a particular date that can then be immediately sold (such holder shall thereafter be entitled to receive unlegended certificates evidencing the shares not subject to Rule 144). Each of the Sellers agrees to sell all of the Securities including those represented by a certificate(s) from which the legend has been removed, in compliance with the prospectus delivery requirements, if any, under applicable securities laws.

                  Each of the Network Sellers acknowledges and agrees that certificates representing $1,500,000 of the Securities calculated at the Stock Price received by the Network Sellers will also bear a restrictive legend in substantially the following form and a stop-transfer order may be placed against a transfer:

                  The securities represented by this certificate are subject to indemnification obligations set forth in that certain Stock and Asset Purchase Agreement dated as of December __, 1997 between and among SFX Network Group, L.L.C., SFX Entertainment, Inc., Elias N. Bird, individually and as Trustee under the Bird Family Trust u/d/o 11/18/92, Gary F. Bird, individually and as Trustee under the Gary F. Bird Corporation Trust, u/d/o 2/4/94, Stephen R. Smith, individually and as Trustee under the Smith Family Trust, u/d/o 7/17/89, June E.

                  Brody, an individual resident in Pennsylvania, Steven A. Saslow, an individual resident in Pennsylvania, and the Network 40, Inc., a California corporation (the "PURCHASE AGREEMENT") in respect of Tax Matters (as such term is defined in the Purchase Agreement).

                  The legend set forth above shall be removed at such time as all claims in respect of Tax Matters affecting the Network Sellers have been finally adjudicated.

                  2.8        REGISTRATION RIGHTS.

                  2.8(A) Within sixty (60) days of effectiveness of the completion of the Spin-Off, Buyer agrees to file with the SEC a Registration Statement on Form S-1 under the Securities Act (the "REGISTRATION STATEMENT"), in the manner specified therein (which shall not include an underwritten public offering), of all the shares of Securities (the "REGISTRATION SHARES"). SFX Entertainment shall use its best efforts to cause the Registration Statement to be declared effective by the SEC as soon as practicable after its filing with the SEC, and to remain effective and current (either by means of post-effective amendment(s) to the Registration Statement or conversion of the Registration Statement to Form S-3) until the earlier of (x) such time as all of the Registration Shares are sold pursuant to the Registration Statement or (y) the conclusion of the period of two years immediately following the consummation of the acquisition contemplated hereby (the "EFFECTIVE PERIOD"); provided, however, that (X) each Individual Seller shall provide written notice to SFX Entertainment ten (10) days prior to any sale of Securities, (Y) SFX Entertainment shall have no obligation to cause the Registration Statement to remain effective for the benefit of a particular Individual Seller if such Individual Seller is able to sell all remaining Securities owned by such Individual Seller in compliance with Rule 144 in a single transaction to which the volume limitations of Rule 144(e) do not apply or if such volume limitations are applicable without exceeding such limitations and (Z) in the event that SFX Entertainment determines in good faith that the Registration Statement may contain a material misstatement or omission, (including as a result of SFX Entertainment having under consideration a significant acquisition or disposition or other material transaction that has not been publicly disclosed, in which case SFX Entertainment may cause the Registration Statement not to be used for a period of up to 45 days in any twelve month period). SFX Entertainment may cause the Registration Statement not to be used by Sellers until such time as the SEC has declared effective a post-effective amendment to the Registration Statement filed by Buyer or if the misstatement or omission can be corrected by incorporation by reference in the Registration Statement of another SEC filing of SFX Entertainment, SFX Entertainment has made another filing on Form 8-K or other appropriate form ("INCORPORATED FILING") to correct such misstatement or omission, which post-effective amendment or Incorporated Filing, as the case may be, SFX Entertainment agrees to file within the ten (10) day period referenced in (X), above or in the case of a significant acquisition, disposition or other material transaction, within 45 days of such notice, and use its best efforts to cause to become effective as soon as practicable.

                  2.8(B) SFX Entertainment shall use its best efforts to cause the shares of Securities to be approved for quotation on the New York Stock Exchange, the American Stock Exchange, the NASDAQ-NMS, or other national securities exchange in which the securities of SFX Entertainment are principally traded, as soon as practicable after filing the Registration Statement. SFX Entertainment will also use its best efforts to register or qualify the Registration Shares under such other securities or blue sky laws of the United States and keep such registration or qualification in effect for the Effective Period, and do any and all other acts and things which may be reasonably necessary or advisable to enable Sellers to have the right to sell or otherwise dispose of the Registration Shares in such jurisdictions.

                  2.8(C) In connection with any registration of the Registration Shares pursuant to this Agreement, each SJS Shareholder shall furnish SFX Entertainment with such written information concerning such SJS Shareholder or SJS as SFX Entertainment may reasonably request for use in the preparation of the Registration Statement, any preliminary prospectus, final prospectus or summary prospectus contained therein, or any amendment or supplement thereto ("PROSPECTUS"), or any other public or private financing undertaken by Buyer, and shall cooperate fully in the preparation and filing of any Registration Statement or any other documents filed with the SEC in connection therewith. Each SJS Shareholder hereby agrees to jointly and severally indemnify SFX Entertainment, its officers and directors, and each Person, if any, who controls SFX Entertainment within the meaning of Section 15 of the Securities Act, against any losses, claims, damages and liabilities, joint or several, to which SFX Entertainment or any such officer or director or controlling Person may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions or proceedings, whether commenced or threatened, in respect thereof) arise out of or are based upon any untrue (or alleged untrue) statement of any material fact contained in, or any material fact omitted from (or allegedly omitted from) the Registration Statement or Prospectus covering the Registration Shares, or from any other document made, prepared or filed with any Governmental Body in connection with any public or private financing undertaken by SFX Entertainment (a "FINANCING DOCUMENT"), if such statement or omission was made in reliance upon and in conformity with written information furnished to SFX Entertainment by the SJS Shareholders and only if such statement or omission was with respect to SJS expressly for use in such Registration Statement, Prospectus or Financing Document.

                  2.8(D) In connection with any registration of the Registration Shares pursuant to this Agreement, each Network Shareholder shall furnish SFX Entertainment with such written information concerning such Network Shareholder or Album Network or Network 40 as SFX Entertainment may reasonably request for use in the preparation of the Registration Statement, any preliminary prospectus, final prospectus or summary prospectus contained therein, or any amendment or supplement thereto ("PROSPECTUS"), or any other public or private financing undertaken by Buyer, and shall cooperate fully in the preparation and filing of any Registration Statement or any other documents filed with the SEC in connection therewith. Each Network Shareholder hereby agrees to jointly and severally indemnify SFX Entertainment, its officers and directors, and each Person, if any, who controls SFX Entertainment within the meaning of Section

15 of the Securities Act, against any losses, claims, damages and liabilities, joint or several, to which SFX Entertainment or any such officer or director or controlling Person may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions or proceedings, whether commenced or threatened, in respect thereof) arise out of or are based upon any untrue (or alleged untrue) statement of any material fact contained in, or any material fact omitted from (or allegedly omitted from) the Registration Statement or Prospectus covering the Registration Shares, or from any other document made, prepared or filed with any Governmental Body in connection with any public or private financing undertaken by SFX Entertainment (a "FINANCING DOCUMENT"), if such statement or omission was made in reliance upon and in conformity with written information furnished to SFX Entertainment by the Network Shareholders and only if such statement or omission was with respect to Album Network and Network 40 expressly for use in such Registration Statement, Prospectus or Financing Document.

                  2.8(E) SFX Entertainment will, prior to filing the Registration Statement, furnish to a representative selected by the holders of a majority of the Registration Shares a copy of the draft of such document which is proposed to be filed. SFX Entertainment will promptly notify such representative of any stop order issued or threatened by the Commission with respect to the Registration Statement and will take all reasonable actions required to prevent the entry of such stop order or to remove it if entered. SFX Entertainment will notify such representative and each holder of Registration Shares, during the effectiveness of the Registration Statement, of the occurrence of an event that would require the preparation of a supplement or amendment to the Prospectus in order for such Prospectus to not (i) contain an untrue statement of a material fact or (ii) omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading. SFX Entertainment will provide such representative with a copy of any such supplement or amendment. The representative selected by the holders of a majority of the Registration Shares shall advise SFX Entertainment of any proposed change in the manner of distribution.

                  2.8(F) SFX Entertainment hereby indemnifies and holds harmless each Individual Seller, each of any Individual Seller's officers and directors, partners and each Person deemed to be an "underwriter" under the Securities Act, if any, and each Person controlling any Individual Seller within the meaning of Section 15 of the Securities Act, if any, against any losses, claims, damages or liabilities severally, but not jointly, to which such Individual Seller or any of the foregoing Persons may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions or proceedings, whether commenced or threatened, in respect thereof) arise out of or are based upon any untrue (or alleged untrue) statement of any material fact contained in the Registration Statement or any Prospectus covering the Registration Shares, or any Financing Document, or any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, except insofar as such untrue (or alleged untrue) statement or omission (or alleged omission) was made in reliance upon and in conformity with written information furnished to SFX Entertainment by Sellers expressly for use on such Registration Statement, Prospectus or Financing Document, and Buyer will reimburse such Individual Seller for any legal or other expenses reasonably incurred by him in connection with investigating or defending any such claim, loss, damage, Liability, action or proceedings; provided, however, that none of the foregoing shall affect, in any manner whatsoever, any of the representations, warranties, undertakings, covenants, agreements and obligations of each Individual Seller and SFX Entertainment under this Agreement. Notwithstanding the foregoing, in the event that SFX Entertainment is required to indemnify any Individual Seller pursuant to this subsection, SFX Entertainment shall be entitled to assume the defense of such investigation or defense, with counsel approved by such Individual Seller, which approval shall not be unreasonably withheld, upon the delivery to such Individual Seller of written notice of its election to do so. After delivery of such notice, SFX Entertainment shall not be liable to such Individual Seller under this subsection for any fees of counsel subsequently incurred by such Individual Seller with respect to the same investigation or defense.

                  2.8(G) In circumstances in which any indemnity provided by the preceding paragraphs of this Section 2.8 is unavailable or insufficient, for any reason, to hold harmless an indemnified party in respect of any losses, claims, damages or liabilities (or actions or proceedings in respect thereof), then each indemnifying party, in order to provide for just and equitable contribution, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) in such proportion as is appropriate to reflect (A) the relative fault of the indemnifying party or parties on the one hand and the indemnified party or parties on the other hand in connection with the statements or omissions or alleged statements or omissions that resulted in such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) and (B) any other relevant equitable considerations. The relevant fault of the parties shall be determined by reference to, among other things, whether the statement or omission or alleged statement or omission relates to information supplied by SFX Entertainment or by any Individual Seller, the parties' relative intents, Knowledge, access to information and opportunity to correct or prevent such statement or omission, and any other equitable considerations appropriate in the circumstances.

                  2.8(H) The registration rights set forth in this Section 2.8 with respect to the Registration Shares are not assignable without the express written consent of SFX Entertainment. The registration rights set forth in this
Section 2.8 shall be binding in all respects upon the successors and permitted assigns of SFX Entertainment.

                  2.8(I) SFX Entertainment acknowledges that SFX Entertainment has extended or intends to extend registration rights to selling shareholders in certain other pending acquisitions of SFX Entertainment. SFX Entertainment hereby agrees that the registration rights set forth in this Section 2.8 shall be substantially identical to the registration rights accorded the selling shareholders in such other acquisitions.

                  2.9        EARN-OUT.

                  2.9(A) SFX Entertainment shall make or shall cause Buyer to make an additional payment to Sellers (the "EARN-OUT PAYMENT") after the Closing based on the aggregate EBITDA of the Companies and the business conducted by Buyer and/or its Affiliates formed from Network 40's assets for calendar year 1998 ("1998 EBITDA"), if the 1998 EBITDA is equal to or greater than $9,000,000. The Earn-Out Payment will be calculated as follows:


                       1998 EBITDA                                            Earn-Out Payment
========================================================= =========================================================
equal to $9,000,000                                       $4,000,000
$9,000,000 - $10,000,000                                  $4,000,000 + 4(1998 EBITDA - $9,000,000)
$10,000,000 - $11,000,000                                 $8,000,000 + 6 (1988 EBITDA -
                                                          $10,000,000)
greater than $11,000,000                                  $14,000,000
========================================================= =========================================================


                  2.9(B) The Earn-Out Payment will be made in the form of shares of Class A Common Stock of SFX Entertainment ("EARN-OUT SECURITIES"). The number of Earn-Out Securities comprising the Earn-Out Payment will be calculated by dividing the Earn-Out Payment by the average daily closing price of the Class A Common Stock of SFX Entertainment for the twenty (20) Trading Days ending on March 15, 1999. Notwithstanding the foregoing, (i) if 1998 EBITDA is less than $9,600,000, Buyer and SFX Entertainment may, in their sole discretion, pay the Earn-Out Payment in the form of cash, and (ii) if the Spin-Off has not been consummated prior to the date on which the Earn-Out Payment must be made, the Earn-Out Payment shall be made in the form of cash.

                  2.9(C) Any Earn-Out Securities issued to Sellers pursuant to this Section 2.9 shall be issued to Sellers, and any Earn-Out Payment made in cash shall be paid to Sellers, in either case no later than March 20, 1999, by wire transfer of immediately available funds to an account or accounts, and in the percentages, identified to Buyer by each of the Sellers in a written notice delivered to Buyer no later than ten (10) days before the date on which any issuance of Earn-Out Securities or payment of cash is required to be made pursuant to this Section 2.9. Any Earn-Out Securities will be treated as "Securities" for purposes of Sections 2.7 and 2.8.

                  2.9(D) Within sixty (60) days after the Earn-Out Securities have been issued to Sellers, SFX Entertainment agrees to file with the SEC a post-effective amendment to the Registration Statement or a new registration statement on Form S-3, if available (the "EARN-OUT REGISTRATION STATEMENT"), in the manner specified in the Securities Act, to include all of the Earn- Out Securities to the extent not previously included in the Registration Statement. In the event the

Earn-Out Registration Statement is required, SFX Entertainment shall use its best efforts to cause the Earn-Out Registration Statement to be declared effective by the SEC as soon as practicable after its filing with the SEC, and to remain effective and current until such time as all Earn-Out Securities are sold pursuant to the Earn-Out Registration Statement or the Registration Statement, as applicable.

                  2.9(E) For purposes of this Section 2.9, the parties acknowledge and agree that 1998 EBITDA shall be calculated without giving effect to any sale (other than sales of inventory in the Ordinary Course of Business), lease or other disposition by Buyer of any asset or property of Network 40 or either Company, including the sale, lease or other disposition of any of the Intellectual Property Assets. If Buyer takes any such action the parties shall use best efforts to calculate 1998 EBITDA on a pro forma basis as though such action were not taken.

                  2.10       PAYMENT AND ALLOCATION OF CONSIDERATION.

                  Buyer and Sellers will agree prior to Closing on the allocation of the Consideration among the Album Network Shares, the SJS Shares, and the various Purchased Assets, and the Consideration will be allocated accordingly.

                  2.11       SFX BROADCASTING GUARANTY.

                  Concurrent with the execution of this Agreement, Buyer will deliver to Sellers a guaranty of the obligations of Buyer to pay the Final Cash Purchase Price in the form attached hereto as Exhibit 2.11, duly executed by SFX Broadcasting, Inc. (the "SFX GUARANTY").

                  2.12       CLOSING.

                  The purchase and sale (the "CLOSING") provided for in this Agreement will take place at the offices of Buyer's counsel at the offices of Baker & McKenzie, 805 Third Avenue, New York, NY, at 10:00 a.m. (local time) on a date (the "CLOSING DATE") set forth by Buyer in a notice delivered to Sellers no later than fifteen (15) days before such date. The Closing Date shall be the twentieth (20th) Business Day following the date of satisfaction or waiver of the conditions to Closing set forth in Sections 7 and 8, but in no event earlier than January 31, 1998, provided, however, that the Closing Date shall not be later than the date of the Spin-Off. Subject to the provisions of
Section 9, failure to consummate the purchase and sale provided for in this Agreement on the date and time and at the place determined pursuant to this
Section 2.12 will not result in the termination of this Agreement and will not relieve any party of any obligation under this Agreement.

                  2.13       CLOSING OBLIGATIONS.

                  2.13(A)    SELLERS' CLOSING DOCUMENTS.

                  At the Closing, Sellers will deliver or cause to be delivered to Buyer (the "SELLERS' CLOSING DOCUMENTS"):

                             (i) certificates representing the Shares, duly endorsed (or accompanied by duly executed stock powers);

                             (ii)      employment agreements in the form of
         Exhibit 2.13(a)(ii), executed by each of Elias N. Bird, Gary F. Bird, and Stephen R. Smith (the "CALIFORNIA EMPLOYMENT AGREEMENTS") and by each of June E. Brody and Steven A. Saslow (the "NEW YORK EMPLOYMENT AGREEMENTS"), all of such agreements referred to collectively as the "EMPLOYMENT AGREEMENTS".

                             (iii) duly executed consents of any owner of the Facilities listed in Schedule 7.4(b) to the change in ownership of Album Network and SJS, and documentation evidencing the assignment to Buyer of the obligations of Network 40 under any Lease of the Album/40 Real Property, to the extent such consent or assignments are required under the respective Leases, each in a form reasonably acceptable to counsel to Buyer;

                             (iv) the Powers of Attorney and Assignments, each in the form of Exhibit 2.13(a)(iv), executed by each of the Sellers and/or their Affiliates, sufficient to convey to Buyer, or to permit Buyer to convey to itself or its designee, any properties or assets, whether real, personal, or mixed and whether tangible or intangible, including but not limited to contractual rights of any type and any intellectual property, necessary to or used in the conduct of the businesses of the Companies or Network 40 prior to the Closing Date.

                             (v) if Buyer elects, by a notice delivered to Sellers no later than the later to occur of three (3) days after written notice to Buyer of Sellers' receipt of all approvals under the HSR Act (if required) and ten (10) days prior to the Closing Date, to purchase the Album/40 Property, a purchase and sale agreement and joint escrow instructions by and among GSE and Buyer or its assignee, in the form of Exhibit 2.13(a)(v) (together with all of the documents, instruments, affidavits and certifications to be delivered by the Seller, the "REAL ESTATE PURCHASE AGREEMENT");

                             (vi)      if Buyer does not timely make the
         election pursuant to Section 2.13(a)(v), to purchase the Album/40 Real Property, the Long-Term Lease;

                             (vii) a certificate executed by Sellers
         representing and warranting to Buyer that each of Sellers' representations and warranties in this Agreement was accurate in all respects as of the date of this Agreement and is accurate in all respects as of the Closing

         Date as if made on the Closing Date (giving full effect to any supplements to the Disclosure Letter that were delivered by Sellers to Buyer prior to the Closing Date in accordance with Section 5.5); and

                             (viii) an agreement in the form of Exhibit
         2.13(a)(viii) (each, an "INDEMNIFICATION AGREEMENT"), executed by each of Sellers.

                  2.13(B)    BUYER'S CLOSING DOCUMENTS.

                  At the Closing, Buyer will deliver to Sellers the following (the "BUYER'S CLOSING DOCUMENTS"):

                             (i) the Initial Cash Purchase Price if the parties have not reached agreement on the Final Cash Purchase Price in accordance with Section 2.5 by a date five (5) days before Closing,

                             (ii) the Final Cash Purchase Price if the parties have reached agreement on the amount of the Final Cash Purchase Price in accordance with Section 2.5 by the Closing;

                             (iii) a certificate executed by Buyer to the effect that each of Buyer's representations and warranties in this Agreement was accurate in all respects as of the date of this Agreement and is accurate in all respects as of the Closing Date as if made on the Closing Date;

                             (iv) a certificate executed by SFX Entertainment to the effect that each of SFX Entertainment's representations and warranties in this Agreement was accurate in all respects as of the date of this Agreement and is accurate in all respects as of the Closing Date as if made on the Closing Date;

                             (v) the Employment Agreements, executed by Buyer;

                             (vi) the Real Estate Purchase Agreement or the Long-Term Lease, in either case executed by Buyer; provided, that if Buyer elects to purchase the Album/40 Real Property, Buyer (or its designee), as lessor, and Album Network and Network 40, collectively as lessee, shall enter into the Long-Term Lease; provided, further, in such event, the term of the Long-Term Lease shall be at least until and including December 31, 1998, or longer, at Buyer's option; and

                             (vii) the Indemnification Agreements, executed by Buyer and SFX Entertainment.

         3.       REPRESENTATIONS AND WARRANTIES OF SELLERS.

                  To induce Buyer and SFX Entertainment to enter into this Agreement and to consummate the Contemplated Transactions:

                             (i) Elias N. Bird, individually and as Trustee under the Bird Family Trust u/d/o 11/18/92, Gary F. Bird, individually and as Trustee under the Gary F. Bird Corporation Trust u/d/o 2/4/94, Stephen R. Smith, individually and as Trustee under the Smith Family Trust u/d/o 7/17/89, jointly and severally, make the following representations and warranties to Buyer, as of the date hereof and as of the Closing Date, as they relate to Album Network, the business, operations, properties, assets and liabilities of Album Network, and the Album Network Shares, and such parties make no representation, warranty or disclosure regarding the business, operations, properties, assets or liabilities of SJS or the SJS Shares and shall not be liable in any manner with respect thereto regardless of any other provision of this Agreement or of any other document delivered in connection with the Contemplated Transactions;

                             (ii) June E. Brody and Steven A. Saslow, jointly and severally, make the following representations and warranties to Buyer, as of the date hereof and as of the Closing Date, as they relate to SJS, the business, operations, properties, assets and liabilities of SJS, and the SJS Shares, and such parties make no representation, warranty or disclosure regarding the business, operations, properties, assets or liabilities of Album Network, Network 40 or the Album Network Shares and shall not be liable in any manner with respect thereto regardless of any other provision of this Agreement or of any other document delivered in connection with the Contemplated Transactions; and

                             (iii) Network 40, Elias N. Bird, individually and as Trustee under the Bird Family Trust u/d/o 11/18/92, Gary F. Bird, individually and as Trustee under the Gary F. Bird Corporation Trust u/d/o 2/4/94, Stephen R. Smith, individually and as Trustee under the Smith Family Trust u/d/o 7/17/89, jointly and severally, make the following representations and warranties to Buyer, as of the date hereof and as of the Closing Date, as they relate to Network 40, the Purchased Assets, the Excluded Assets, the Assumed Obligations, the business of Network 40, and any other operations, properties, assets and liabilities of Network 40, and such parties make no representation, warranty or disclosure regarding the business, operations, properties, assets or liabilities of SJS or the SJS Shares and shall not be liable in any manner with respect thereto regardless of any other provision of this Agreement or of any other document delivered in connection with the Contemplated Transactions.

Buyer and SFX Entertainment acknowledge that, although the term "Companies" refers to SJS and Album Network, the SJS Shareholders are not making any representation, warranty or disclosure as to those entities collectively but only as to SJS, and neither the Network Shareholders nor Network

40 are making any representation, warranty or disclosure as to those entities collectively but only as to Album Network.

                  3.1        ORGANIZATION AND GOOD STANDING.

                  3.1(A) Sellers have delivered to Buyer copies of the Organizational Documents of Network 40 and each Company, as in effect on the date hereof and as of the Closing Date.

                  3.1(B) Part 3.1(b) of the Disclosure Letter contains a complete and accurate list for Network 40 and each Company of its name, its jurisdiction of incorporation, and other jurisdictions in which it is authorized to do business. Each of Network 40 and the Companies is a corporation duly organized, validly existing, and in good standing under the laws of its jurisdiction of incorporation, with full corporate power and authority to conduct its business as it is now being conducted, to own or use the properties and assets that it purports to own or use, and to perform all its obligations under any Contracts. Network 40 and each Company is duly qualified to do business as a foreign corporation and is in good standing under the laws of each state or other jurisdiction in which either the ownership or use of the properties owned or used by it, or the nature of the activities conducted by it, requires such qualification, except where failure to be so qualified would not have a material adverse effect on it or its business.

                  3.1(C) None of Network 40 or the Companies owns or has any right to acquire, directly or indirectly, any capital stock of any corporation or has any direct or indirect equity or ownership interest in any corporation, business trust, firm, association, partnership, joint venture, entity or organization, except as set forth in Part 3.1(c) of the Disclosure Letter.

                  3.2        AUTHORITY; NO CONFLICT.

                  3.2(A) Each of Sellers has the full legal right, power and authority to execute and deliver this Agreement and the Closing Documents and to fully perform his, her or its obligations hereunder and thereunder. The execution, delivery and performance of this Agreement and the consummation of the Contemplated Transactions by the Sellers have been duly authorized by all necessary corporate and stockholder action on the part of Sellers. This Agreement has been duly executed and delivered by Sellers and constitutes, and upon the execution and delivery of the Closing Documents, each of the Closing Documents will constitute, the legal, valid, and binding obligation of Sellers, enforceable against Sellers in accordance with its terms. Sellers have the absolute and unrestricted right, power, authority, and capacity to execute and deliver this Agreement and the Sellers' Closing Documents and to perform their respective obligations under this Agreement and the Sellers' Closing Documents.

                  3.2(B) Except as set forth in Part 3.2(b) of the Disclosure Letter, neither the execution and delivery of this Agreement nor the consummation or performance of any of the Contemplated Transactions will, directly or indirectly (with or without notice or lapse of time):

                             (i) contravene, conflict with, or result in a violation of (A) any provision of the Organizational Documents of Network 40 or the Companies, (B) any resolution adopted by the board of directors or the stockholders of Network 40 or either Company;

                             (ii) contravene, conflict with, or result in a violation of any Legal Requirement or any Order to which Network 40 or either Company or any of the Individual Sellers, or any of the assets owned or used by Network 40 or either Company, may be subject;

                             (iii) contravene, conflict with, or result in a violation of any of the terms or requirements of, or give any Governmental Body the right to revoke, withdraw, suspend, cancel, terminate, or modify, any Governmental Authorization that is held by Network 40 or either Company or that otherwise relates to the business of, or any of the assets owned or used by, Network 40 or either Company;

                             (iv) cause Buyer or either Company to become subject to, or to become liable for the payment of, any Tax, other than Taxes arising as a result of the transfer of the Purchased Assets;

                             (v) cause any of the assets owned by Network 40 or either Company to be reassessed or revalued by any taxing authority or other Governmental Body;

                             (vi) contravene, conflict with, or result in a violation or breach of any provision of, or give any Person the right to declare a default or exercise any remedy under, or to accelerate the maturity or performance of, or to cancel, terminate, or modify, any Contract, in any of the foregoing cases in such a manner as to have a material adverse effect on the business of any of Network 40 or the Companies; or

                             (vii) result in the imposition or creation of any Encumbrance upon or with respect to any of the assets owned or used by Network 40 or either Company.

                  3.2(C) Except as set forth in Part 3.2(c) of the Disclosure Letter, no Seller or Company is or will be required to give any notice to or obtain any material Consent from any Person in connection with the execution and delivery of this Agreement or the consummation or performance of any of the Contemplated Transactions. In connection therewith, the parties acknowledge and agree that the Consent of City National Bank shall have been obtained prior to the consummation of the Contemplated Transactions.

                  3.2(D) The Securities are being acquired by each Seller who receives such Securities for his, her or its own account and not with a view to the resale or distribution of any part thereof within the meaning of Section 2(11) of the Securities Act, none of them has the intention of selling, granting any participation in or otherwise distributing the Securities, and each of them is an "accredited investor" as such term is defined in Rule 501(a) under the Securities Act.

                  3.3        CAPITALIZATION.

                  3.3(A) Set forth on Schedule 3.3 are the total number of authorized, issued and outstanding shares of capital stock of Network 40 and each of the Companies, the name and address of each holder of any of such shares, and the number of such shares owned beneficially and of record by each such holder.

                  3.3(B) (i) As of the date hereof, except as set forth in Part
3.3 of the Disclosure Letter, all of the Album Network Shares are owned of record and beneficially by the Network Shareholders, and all of the SJS Shares are owned of record and beneficially by the SJS Shareholders, in each case free and clear of all Encumbrances. No legend or other reference to any purported Encumbrance appears upon any certificate representing equity securities of either Company. All of the outstanding equity securities of each Company have been duly authorized and validly issued and are fully paid and nonassessable.

                             (ii) As of the Closing, all of the Album Network Shares will be owned of record and beneficially by the Network Shareholders, and all of the SJS Shares will be owned of record and beneficially by the SJS Shareholders, in each case free and clear of all Encumbrances. No legend or other reference to any purported Encumbrance will appear upon any certificate representing equity securities of either Company. All of the outstanding equity securities of each Company will have been duly authorized and validly issued and will be fully paid and nonassessable.

                  3.3(C) Except as set forth on Schedule 3.3(c), there is outstanding no security, option to purchase, warrant, right, call, subscription, agreement, commitment, right of first refusal or understanding of any nature whatsoever, fixed or contingent, that directly or indirectly (i) calls for the issuance, sale, pledge or other disposition of any capital stock of either Company or any securities convertible into, or other rights to acquire, any of the capital stock of any of them; (ii) obligates any of the Companies to grant, offer to grant or enter into any of the foregoing; or (iii) relates to the voting or control of such capital stock, securities or rights.

                  3.3(D) None of the outstanding equity securities or other securities of either Company was issued in violation of the Securities Act or any other Legal Requirement.

                  3.3(E) No Company owns, or has any Contract to acquire, any equity securities or other securities of any Person (other than Companies) or any direct or indirect equity or ownership interest in any other business.

                  3.4        FINANCIAL STATEMENTS.

                  Separately with regard to Album Network, Network 40, and SJS (each of them being referred to for purposes of this Section 3.4 as a "COMPANY"), Sellers have delivered to Buyer audited balance sheets of each of Album Network and Network 40 as at September 30, 1996 and September 30, 1997, and for SJS as at December 31, 1996, and the related statement of income, changes in stockholders' equity, and cash flow for each of the fiscal years then ended, together with the report thereon of Ernst & Young, independent certified public accountants (including the notes thereto, each a "BALANCE SHEET"). Such financial statements and notes fairly present the financial condition and the results of operations, changes in stockholders' equity, and cash flow of each company as at the respective dates of and for the periods referred to in such financial statements, all in accordance with GAAP, subject, in the case of interim financial statements, to normal recurring year-end adjustments (the effect of which will not, individually or in the aggregate, be materially adverse) and the absence of notes (that, if presented, would not differ materially from those included in the Balance Sheet); the financial statements referred to in this Section 3.4 reflect the consistent application of such accounting principles throughout the periods involved, except as disclosed in the notes to such financial statements. No financial statements of any Person other than Network 40 or the Companies are required by GAAP to be included in the consolidated financial statements of any company. Each Balance Sheet was prepared in accordance with the requirements of Section 13(b)(2) of the Securities Exchange Act of 1934, as amended (regardless of whether or not Network 40 or the Companies are subject to that Section).

                  3.5        BOOKS AND RECORDS.

                  The minute books and other corporate records of Network 40 and the Companies contain (i) accurate and complete records of all meetings held of, and corporate action taken by, the stockholders, the Boards of Directors, and committees of the Boards of Directors of Network 40 and the Companies, and no meeting of any such stockholders, Board of Directors, or committee has been held for which minutes have not been prepared and are not contained in such minute books; and (ii) accurate and complete copies of all actions taken by the stockholders, the Boards of Directors of Network 40 or the Companies, or any committee thereof, without a meeting, by unanimous written consent or otherwise. At the Closing, all of those books and records will be in the possession of Network 40 or the Companies.

                  3.6        TITLE TO PROPERTIES; ENCUMBRANCES.

                  3.6(A)     Neither Network 40 nor either Company owns any
real property.

                  3.6(B) Part 3.6 of the Disclosure Letter contains a complete and accurate list of all real property, leaseholds, or other interests therein used by Network 40 or either Company in connection with the conduct of their business.

                  3.6(C) By no later than twenty (20) days before Closing, Sellers will have delivered or made available to Buyer copies of the deeds and other instruments (as recorded) by which GSE acquired the Album/40 Real Property, and copies of all title insurance policies, opinions, abstracts, and surveys in the possession of GSE, the Companies or Sellers and relating to such property.

                  3.6(D) Except for the Album/40 Real Property, Network 40 or the Companies own all the properties and assets, whether real, personal, or mixed and whether tangible or intangible, including but not limited to intellectual property (referred to collectively in this Section 3.6 as the "PROPERTIES AND ASSETS"), that they purport to own located in the facilities owned or operated by Network 40 or the Companies or reflected as owned in the books and records of Network 40 or the Companies, including all of the properties and assets reflected in the Balance Sheets (except for assets held under capitalized leases disclosed or not required to be disclosed in Part 3.6 of the Disclosure Letter and personal property sold since the date of the Balance Sheets, in the Ordinary Course of Business), and all of the properties and assets purchased or otherwise acquired by Network 40 or the Companies since the date of the Balance Sheets (except for personal property acquired and sold since the date of the Balance Sheets in the Ordinary Course of Business and consistent with past practice), which subsequently purchased or acquired properties and assets (other than inventory and short-term investments) are listed in Part 3.6 of the Disclosure Letter.

                  3.6(E) Except as set forth in Part 3.6 of the Disclosure Letter, as of the Closing Date, all material properties and assets reflected in the Balance Sheets will be free and clear of all Encumbrances except, with respect to all such properties and assets, (a) mortgages or security interests shown on the Balance Sheets as securing specified liabilities or obligations, with respect to which no default (or event that, with notice or lapse of time or both, would constitute a default) exists, (b) mortgages or security interests incurred in connection with the purchase of property or assets after the date of the Balance Sheets (such mortgages and security interests being limited to the property or assets so acquired), with respect to which no default (or event that, with notice or lapse of time or both, would constitute a default) exists, and (c) liens for current taxes not yet due.

                  3.7        CONDITION AND SUFFICIENCY OF ASSETS.

                  3.7(A) The Companies have or own all properties and assets, whether real, personal, or mixed and whether tangible or intangible, including but not limited to contractual rights of any type and any intellectual property (referred to collectively in this Section 3.7 as "PROPERTIES AND ASSETS"), necessary to or used in the operation of their businesses, and heretofore used in the operation thereof, except where their failure to own such properties and assets would not result in a material adverse consequence or result in a material liability as of the Closing.

                  3.7(B) The Purchased Assets and the Assumed Obligations constitute all of the properties and assets necessary to or used in the operation or the business of Network 40, and except as set forth in Part 3.7(c) of the Disclosure Letter, all of such property and assets will remain the property and assets of the Companies after the Closing Date unless disposed of by the Companies after that date.

                  3.7(C) Sellers will provide or undertake, upon Buyer's request, any further consent, approval or other action by any of them necessary to accomplish the conveyances described in this Section 3.7(b).

                  3.8        ACCOUNTS RECEIVABLE.

                  All accounts receivable of Network 40 and the Companies that are reflected on the Balance Sheets or on the accounting records of Network 40 and the Companies as of the Closing Date (together with accounts receivable listings of SJS dated November 30, 1997 and Network 40 dated November 25, 1997, the "ACCOUNTS RECEIVABLE") represent or will represent valid obligations arising from sales actually made or services actually performed in the Ordinary Course of Business. Unless paid prior to the Closing Date, to Sellers' Knowledge, the Accounts Receivable are or will be as of the Closing Date current and collectible net of the respective reserves shown on the Balance Sheets or on the accounting records of Network 40 and the Companies as of the Closing Date (which reserves are adequate and calculated consistent with past practice and, in the case of the reserve as of the Closing Date, will not represent a greater percentage of the Accounts Receivable as of the Closing Date than the reserve reflected in the Balance Sheets represented of the Accounts Receivable reflected therein and will not represent a material adverse change in the composition of such Accounts Receivable in terms of aging). There is no contest, claim, or right of set-off, other than returns in the Ordinary Course of Business, under any Contract with any obligor of an Accounts Receivable relating to the amount or validity of such Accounts Receivable. Part
3.8 of the Disclosure Letter contains a complete and accurate list of all Accounts Receivable as of the dates referenced above, which list sets forth the aging of such Accounts Receivable.

                  3.9        INVENTORY.   [Intentionally omitted.]

                  3.10       NO UNDISCLOSED LIABILITIES; NO ASSUMPTION OF
 LIABILITIES.

                  3.10(A) Except as set forth in Part 3.10 of the Disclosure Letter, Network 40 and the Companies have no liabilities or obligations of any nature (whether known or unknown and whether absolute, accrued, contingent, or otherwise) except for liabilities or obligations reflected or reserved against in the Balance Sheets, liabilities not required to be disclosed on the Balance Sheets, obligations and liabilities not material to the financial condition of Sellers and not being assumed by Buyer, and current liabilities incurred in the Ordinary Course of Business since the respective dates thereof.

                  3.10(B) Network 40 represents and warrants to Buyer that by reason of the consummation of the transactions contemplated by this Agreement, Buyer will not assume or incur any liability for any debts, royalties, license fees, contingencies, liabilities, Taxes, contractual or any other obligations of Network 40 or associated with or arising out of the business of Network 40 before the Closing Date, except for the Assumed Obligations. Except for the Assumed Obligations, Network 40 will be solely responsible for any and all liabilities and obligations of any kind or nature, whether foreseen or unforeseen, known or unknown, existing or which may arise in the future, fixed or contingent, matured or unmatured, arising out of its ownership, use or possession of the Purchased Assets or the operation or conduct of its business prior to Closing, and agrees to indemnify and hold harmless Buyer in respect thereof.

                  3.11       TAXES.

                  3.11(A) Network 40 and the Companies have filed or caused to be filed on a timely basis since 1991 all Tax Returns that are or were required to be filed by or with respect to any of them, or with respect to the operations, activities and assets of any of them, either separately or as a member of a group of corporations, pursuant to applicable Legal Requirements. Sellers have delivered to Buyer copies of, and Part 3.11 of the Disclosure Letter contains a complete and accurate list of, all such Tax Returns filed since 1991. Network 40 and the Companies have paid, or made provision for the payment of, all Taxes that have or may have become due pursuant to those Tax Returns or otherwise, or pursuant to any assessment received by Sellers, Network 40 or either Company, except such Taxes, if any, as are listed in Part
3.11 of the Disclosure Letter and are being contested in good faith and as to which adequate reserves (determined in accordance with GAAP) have been provided in the Balance Sheets.

                  3.11(B) Except as set forth on Part 3.11 of the Disclosure Letter, with respect to Network 40 and the Companies, no audit of any Tax Return is in progress or pending or, to the knowledge of Sellers, Threatened, no waiver of any statute of limitations has been given and is in effect with respect to the assessment of any Taxes, and no deficiency has been assessed for Taxes by any Governmental Authority having jurisdiction.

                  3.11(C) Sellers shall promptly notify Buyer of any notice of pending action or proceeding involving any Tax Return or any Taxes relating to Network 40 or the Companies between the date hereof and the Closing Date. Part
3.11 of the Disclosure Letter contains a complete and accurate list of all audits of all such Tax Returns, including a reasonably detailed description of the nature and outcome of each audit. All deficiencies proposed as a result of such audits have been paid, reserved against, settled, or, as described in Part
3.11 of the Disclosure Letter, are being contested in good faith by appropriate proceedings. Part 3.11 of the Disclosure Letter describes all adjustments to any Tax Returns filed by Network 40, either Company or any group of corporations including Network 40 or either Company for all taxable years since 1991 and the resulting deficiencies proposed by the relevant Taxing Authority. Except as described in Part 3.11 of the Disclosure Letter, neither Network 40 nor either Company has given or been requested to give waivers or extensions (or is or would be subject to a waiver or extension given by any other Person) of any statute of limitations relating to the payment of Taxes of Network 40 or either Company or for which Network 40 or either Company may be liable.

                  3.11(D) The charges, accruals, and reserves with respect to Taxes on the respective books of Network 40 and each Company are adequate (determined in accordance with GAAP) and are at least equal to that entity's liability for Taxes. There exists no proposed tax assessment against Network 40 or either Company except as disclosed in the Balance Sheets or in Part 3.11 of the Disclosure Letter. No consent to the application of Section 341(f)(2) of the IRC has been filed with respect to any property or assets held, acquired, or to be acquired by Network 40 or either Company. All Taxes that Network 40 or either Company is or was required by Legal Requirements to withhold or collect have been duly withheld or collected and, to the extent required, have been paid to the proper Governmental Body or other Person.

                  3.11(E) All Tax Returns required by law to be filed on or prior to the date hereof by (or that include on a consolidated basis) Network 40 or either Company, or with respect to the operations, activities and assets of Network 40 and the Companies are true, correct, and complete. There is no tax sharing agreement that will require any payment by Network 40 either Company after the date of this Agreement. Network 40 is not a member of any consolidated group for purposes of any Tax or Legal Requirement related to any Tax. Network 40 is an "S" corporation and SJS was an "S" corporation within the five-year period preceding the Closing Date. Within the five-year period preceding the Closing Date, Album Network has not been an "S" corporation. During the consistency period (as defined in Section 338(h)(4) of the IRC with respect to the sale of the Shares to Buyer), neither Network 40 or either Company or target affiliate (as defined in Section 338(h)(6) of the IRC with respect to the sale of the Shares to Buyer) has sold or will sell any property or assets to Buyer or to any member of the affiliated group (as defined in Section 338(h)(5) of the IRC) that includes Buyer.

                  3.12       NO MATERIAL ADVERSE CHANGE.

                  Since the date of the Balance Sheets, there has not been any material adverse change in the business, operations, properties, assets or condition of Network 40 or either Company, and Sellers have no Knowledge of any event that has occurred or circumstance that exists that could be reasonably expected to result in such a material adverse change.

                  3.13       EMPLOYEE BENEFIT PLANS AND ARRANGEMENTS.

                  3.13(A) Except as set forth in Part 3.13(a) of the Disclosure Letter, none of the Companies, Network 40 or any ERISA Affiliate presently maintains, contributes to, or has or may have any liability under any Employee Benefit Plan with respect to any current or former employees, directors and independent contractors of any of the Companies or Network 40 or their dependents or beneficiaries. For purposes of this Section 3.13 and this
Agreement:

                             (i)       "COMPANY BENEFIT PLANS" mean the plans,
 programs and arrangements set forth in Part 3.13(a) of the Disclosure Letter;

                             (ii) "EMPLOYEE BENEFIT PLAN" means (1) any bonus, incentive compensation, profit sharing, retirement, pension, group insurance, death benefit, group health, medical expense reimbursement, dependent care, legal services, flexible benefits or cafeteria, stock option, stock purchase, stock appreciation rights, phantom stock, savings, deferred compensation, consulting, severance pay or termination pay, vacation pay, leave of absence, layoff, life insurance, accident, disability, workers' compensation, welfare or other employee benefit or fringe benefit plan, program, arrangement practice or policy; or (2) any plan, program, arrangement, practice or policy which is an "employee pension benefit plan" as such term is defined in Section 3(2) of ERISA or an "employee welfare benefit plan" as defined in Section 3(1) of ERISA, whether written or unwritten; and

                             (iii) "ERISA AFFILIATE" means each person (as defined in section 3(9) of ERISA) that, together with any of the Companies or Network 40 (or any person whose liabilities any of the Companies or Network 40 has assumed or is otherwise subject to, whether directly or indirectly, including as a result of indemnification) would be or has been treated as a single employer under section 4001(b) of ERISA or Section 414 of the IRC.

Notwithstanding any provision of this Agreement to the contrary, for purposes of this Section 3.13, any provision of this Agreement that directly or indirectly references all or a portion of Section 3.13 (including, but not limited to, indemnification provisions), the terms "Companies" and"Network 40" shall include any corporation, partnership, joint venture, estate, trust, association or any other organization or entity, owned directly or indirectly, by any Company or Network 40, including, but not limited to, SJS Research Corporation and Bullseye Callouts L.L.C. Except with respect to the Company Benefit Plans, the Companies and Network 40 do not have nor may have any liability under any Employee Benefit Plan which an ERISA Affiliate presently maintains, contributes to or under which it has or may have liability.

                  3.13(B) With respect to all employees and former employees of the Companies and Network 40, none of the Companies, Network 40 or any ERISA Affiliate presently maintains, contributes to or has or may have any liability under any funded or unfunded medical, health or life insurance plan or arrangement or other employee welfare benefit plan as defined in Section 3(1) of ERISA for present or future retirees or present or future terminated employees, except as required by the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended, or state continuation coverage laws.

                  3.13(C) Except as set forth in Part 3.13(c) of the Disclosure Letter, favorable determination letters have been received from the IRS by the Companies and Network 40 (and, if applicable, any prototype plan sponsor) with respect to each Company Benefit Plan which is intended to comply with the provisions of Section 401(a) of the IRC, evidencing compliance with the relevant provisions of the Tax Equity and Fiscal Responsibility Act of 1982, the Tax Reform Act of 1984, the Retirement Equity Act of 1984, the Tax Reform Act of 1986 and other applicable laws and governmental regulations for which amendment is required by the Closing Date. Each such

Company Benefit Plan complies in form and in operation with the requirements of the IRC and meets the requirements of a "qualified plan" under Section 401(a) of the IRC and each related trust is exempt from federal income tax under IRC section 501(a). No event has occurred or circumstance exists that will or could give rise to disqualification or loss of tax-exempt status of any such Company Benefit Plan or trust.

                  3.13(D) The Companies, Network 40, the ERISA Affiliates and all of their respective directors, officers, employees and any other "fiduciary" (as such term is defined in Section 3(21) of ERISA) have complied with and performed all of their contractual obligations and all obligations under the IRC, ERISA and all applicable federal, state and local laws, rules and regulations (domestic and foreign) required to be performed by them under or with respect to all of the Company Benefit Plans and any related agreements and there has been no "prohibited transaction" as defined in Section 4975 of the IRC or Section 406 of ERISA with respect to any Company Benefit Plan. Any bonding required by ERISA with respect to the Company Benefit Plans has been obtained and is in full force and effect.

                  3.13(E) No Company Benefit Plan has any unfunded liability and all accruals with respect to the Company Benefit Plans have been made. With respect to any Company Benefit Plan which is subject to Section 412 of the IRC or Section 302 of ERISA, there has been no "accumulated funding deficiency" within the meaning of Section 302 of ERISA or Section 412 of the IRC (whether or not waived). All applicable contributions and premium payments for all periods ending prior to the Closing Date (including periods from the first day of the then current plan year to the Closing Date) shall be made prior to the Closing Date in accordance with past practice and, with respect to each Company Benefit Plan subject to Title IV of ERISA, the recommended contribution in the applicable actuarial report. The actuarially determined present value of all accrued benefits under each Company Benefit Plan subject to Title IV of ERISA (computed on a plan termination basis utilizing Pension Benefit Guaranty Corporation methods, factors and assumptions) does not exceed, as of the Closing Date, the fair market value of the assets of each such Company Benefit Plan. No event has occurred or circumstance exists that could result in a material increase in the benefits provided under or premium or other costs of the Company Benefit Plans.

                  3.13(F) None of the Companies, Network 40, or any ERISA Affiliate maintains, contributes to or has or may have any liability (including current or potential withdrawal liability) with respect to any "multiemployer plan" as such term is defined in Section 3(37) or 4001(a)(3) of ERISA.

                  3.13(G) None of the Companies, Network 40, or any ERISA Affiliate has maintained an "employee pension benefit plan", as such term is defined in Section 3(2) of ERISA, that has been the subject of a "reportable event", as such term is defined in Section 4043 of ERISA, as to which notices would be required to be filed with the Pension Benefit Guaranty Corporation, or any event requiring disclosure under Section 4063(a) of ERISA. None of the Companies, Network 40, or any ERISA Affiliate has incurred any outstanding liability under Section 4062 of ERISA to the Pension

Benefit Guaranty Corporation or engaged in any transaction described in Section 4069 or 4212(c) of ERISA and all premiums or other amounts due and payable to the Pension Benefit Guaranty Corporation have been paid. None of the Companies, Network 40, or any ERISA Affiliate has terminated any employee pension benefit plan subject to Title IV of ERISA and no proceeding by the Pension Benefit Guaranty Corporation to terminate any employee pension benefit plan pursuant to Title IV of ERISA has ever been instituted or threatened, no notice of any such termination has been received and no condition exists which presents a material risk of termination of a Company Benefit Plan.

                  3.13(H) There is no pending, threatened or anticipated legal action, proceeding, investigation, dispute, grievance, charge, complaint, restraining or injunctive order or claim against or involving any Company Benefit Plan maintained by any of the Companies, Network 40, or any ERISA Affiliate (other than routine claims for benefits) or the assets of any such Company Benefit Plan and there is no basis for or any facts which could give rise to any such legal action, proceeding, investigation, dispute, grievance, charge, complaint, restraining or injunctive order or claim. No Company Benefit Plan is presently under audit or examination (nor has notice been received of a potential audit) by the IRS, Department of Labor or the Pension Benefit Guaranty Corporation, nor are there any matters pending with respect to any Company Benefit Plan with the IRS under its Voluntary Compliance Resolution program, its Closing Date Agreement Program or similar programs.

                  3.13(I) With respect to the Companies, Network 40, the ERISA Affiliates, and the Company Benefit Plans, there has been no act or omission (or acts or omissions) which would result in a disallowance of a deduction or the imposition of a tax pursuant to IRC Section 4980B or any predecessor provision of the IRC, or any related regulations, or which would otherwise violate the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended. No event has occurred with respect to which any of the Companies, Network 40, or any of their affiliates could be liable for a tax imposed by any of IRC Sections 4971, 4972, 4976, 4977, 4979 or 4980, or for a civil penalty under
Section 502(c) of ERISA.

                  3.13(J) With respect to each of the Company Benefit Plans, to the extent applicable, Sellers have delivered to Buyer true and complete copies of: (A) the plan documents (or, if there is none, a written summary of the plan's terms and conditions), including any amendments, related trust agreements, insurance contracts and other funding arrangements; (B) the most recent determination letter received from the IRS; (C) the three most recent IRS Form 5500 annual reports, including all schedules and attachments thereto;
(D) the two most recent actuarial valuations; (E) the most recent financial statement; (F) all correspondence with the IRS, the Department of Labor and the Pension Benefit Guaranty Corporation with respect to the past three plan years, other than IRS Form 5500 filings and Pension Benefit Guaranty Corporation premium payments; and (G) the most recent summary plan description and any summaries of material modifications not reflected therein (or other summaries and descriptions furnished to participants and beneficiaries, if a summary plan description is not required). Each Company Benefit Plan has been duly authorized by all necessary corporate action by the Companies, Network 40, and ERISA Affiliate and can be unilaterally amended, terminated, or otherwise discontinued, in whole or part, by the Companies and Network 40 at any time without liability to the Companies and Network 40. None of the Companies, Network 40 or any ERISA Affiliate has any formal plan or commitment, or has communicated to any current or former employee or independent contractor any intention, whether legally binding or not, to increase any benefits or create new benefits under any Company Benefit Plan or to create any additional Employee Benefit Plan. None of the Companies, Network 40 or any ERISA Affiliate maintains or contributes to a trust, organization or association described in any of Sections 501(c)(9), 501(c)(17) or 501(c)(20) of the IRC.

                  3.13(K) Except as set forth in Part 3.13(k) of the Disclosure Letter, none of the Companies, Network 40 or any of their Affiliates is a party to any employment agreement, whether written or oral, or agreement with change in control or similar provisions, or collective bargaining agreement or contract with any labor union relating to any employees or former employees of any of the Companies or Network 40. Except as set forth in Part 3.13(k) of the Disclosure Letter, the execution, delivery or performance of this Agreement or the consummation of the Contemplated Transactions will not entitle any individual to severance pay or accelerate the time of payment or vesting, or increase the amount, of any compensation or benefits due to any individual nor result in the imposition of any federal excise tax with respect to any Company Benefit Plan. All contributions and payments made or accrued with respect to all Company Benefit Plans are deductible currently under IRC section 162 or 404 and no amount payable to an employee or former employee of any of the Companies or Network 40 will be an "excess parachute payment" which is non-deductible or subject to tax under Section 280G or 4999 of the IRC. Except as set forth in
Part 3.13(k) of the Disclosure Letter, none of the Companies, Network 40 or any of their affiliates has currently outstanding any loan or loans to any current or former employees of any of the Companies or Network 40, nor has any of the Companies or Network 40, or any of their affiliates guaranteed such loans.

                  3.14 COMPLIANCE WITH LEGAL REQUIREMENTS; GOVERNMENTAL AUTHORIZATIONS.

                  3.14(A) Except as set forth in Part 3.14(a) of the Disclosure Letter, except where the negative of any of the following did not and will not result in any material adverse effect on any of Network 40 or either Company or the business of any of them:

                             (i) Network 40 and each Company is, and at all times since January 1, 1993, has been, in full compliance with each Legal Requirement that is or was applicable to it or to the conduct or operation of its business or the ownership or use of any of its assets,

                             (ii) no event has occurred or circumstance exists that (with or without notice or lapse of time) (A) may constitute or result in a violation by Network 40 or either Company of, or a failure on the part thereof to comply with, any Legal Requirement, or (B) may give rise to any obligation on the part of Network 40 or either Company to undertake, or to bear all or any portion of the cost of, any remedial action of any nature; and

                             (iii) none of Network 40 or either Company has received, at any time since January 1, 1993, any notice or other communication (whether oral or written) from any Governmental Body or any other Person regarding (A) any actual, alleged or potential violation of, or failure to comply with, any Legal Requirement, or (B) any actual, alleged or potential obligation on the part of Network 40 or either Company to undertake, or to bear all or any portion of the cost of, any remedial action of any nature.

                  3.14(B) Part 3.14(b) of the Disclosure Letter contains a complete and accurate list of each Governmental Authorization that is held by Network 40 or either Company or that otherwise relates to the business of, or to any of the assets owned or used by, Network 40 or either Company. Each Governmental Authorization listed or required to be listed in Part 3.14(b) of the Disclosure Letter is valid and in full force and effect. Except as set forth in Part 3.14(b) of the Disclosure Letter, and except where the negative of any of the following did not and will not result in any material adverse effect on any of Network 40 or either Company or the business of any of them:

                             (i) Network 40 and each Company is, and at all times since January 1, 1993, has been, in full compliance with all of the terms and requirements of each Governmental Authorization identified or required to be identified in Part 3.14(b) of the Disclosure Letter;

                             (ii) no event has occurred or circumstance exists that may (with or without notice or lapse of time) (A) constitute or result directly or indirectly in a violation of or a failure to comply with any term or requirement of any Governmental Authorization listed or required to be listed in Part 3.14(b) of the Disclosure Letter, or
         (B) result directly or indirectly in the revocation, withdrawal, suspension, cancellation, or termination of, or any modification to, any Governmental Authorization listed or required to be listed in Part
         3.14 of the Disclosure Letter;

                             (iii) none of Network 40 or either Company has received, at any time since January 1, 1993, any notice or other communication (whether oral or written) from any Governmental Body or any other Person regarding (A) any actual, alleged or potential violation of or failure to comply with any term or requirement of any Governmental Authorization, or (B) any actual, proposed or potential revocation, withdrawal, suspension, cancellation, termination of, or modification to any Governmental Authorization; and

                             (iv) all applications required to have been filed for the renewal of the Governmental Authorizations listed or required to be listed in Part 3.14(b) of the Disclosure Letter have been duly filed on a timely basis with the appropriate Governmental Bodies, and all other filings required to have been made with respect to such Governmental

         Authorizations have been duly made on a timely basis with the appropriate Governmental Bodies.

                  The Governmental Authorizations listed in Part 3.14(b) of the Disclosure Letter collectively constitute all of the Governmental Authorizations necessary to permit Network 40 and the Companies to lawfully conduct and operate their businesses in the manner they currently conduct and operate such businesses and to permit Network 40 and the Companies to own and use their assets in the manner in which they currently own and use such assets.

                  3.15       LEGAL PROCEEDINGS.

                  3.15(A)    Except as set forth in Part 3.15(a) of the
Disclosure Letter:

                             (i) there is no Proceeding (A) that is pending by or against Network 40 or either Company or that otherwise relates to or may affect the business of, or any of the assets owned or used by, any of them, or (B) that challenges, or that may have the effect of preventing, delaying, making illegal, or otherwise interfering with, any of the Contemplated Transactions, and to the Knowledge of Sellers, none of the foregoing has been Threatened.

                             (ii) to the Knowledge of Sellers and the Companies, no event has occurred or circumstance exists that either the Sellers or the Companies reasonably believe may give rise to or serve as a basis for the commencement of any Proceeding of the type listed in Section 3.15(a)(i)(A) or (B).

                             (iii) any pending or Threatened Proceeding of the type listed in Section 3.15(a)(i)(A) or (B) has been tendered to one or more insurers of Sellers, and Sellers have received no notice from such insurer(s) declining coverage or reserving any rights with regard to the indemnification of Sellers by such insurer(s) in connection with such Proceeding;

                             (iv) Sellers have delivered to Buyer copies of all pleadings, correspondence, and other documents relating to each Proceeding listed in Part 3.15(a) of the Disclosure Letter; and

                             (v) the Threatened or pending Proceedings listed in Part 3.15(a) of the Disclosure Letter, if determined adversely to Network 40 or either Company, will not have a material adverse effect on the business, operations, assets or condition of Network 40 or either Company.

                  3.15(B)    Except as set forth in Part 3.15(b) of the
Disclosure Letter:

                             (i) there is no Order to which Network 40 or either Company, or any of the assets owned or used by any of them, is subject;

                             (ii) none of the Sellers is subject to any Order that relates to the business of, or any of the assets owned or used by, Network 40 or either Company; and

                             (iii) no officer, director, agent, or employee of Network 40 or either Company is subject to any Order that prohibits such officer, director, agent, or employee from engaging in or continuing any conduct, activity, or practice relating to the business of Network 40 or either Company.

                  3.15(C) Except as set forth in Part 3.15(c) of the Disclosure Letter and except where the negative of any of the following did not and will not result in any material adverse effect on any of Network 40 or either Company or the business of any of them:

                             (i) Network 40 and each Company is, and at all times since January 1, 1993, has been, in full compliance with all of the terms and requirements of each Order to which it, or any of the assets owned or used by it, is or has been subject;

                             (ii) no event has occurred or circumstance exists that may constitute or result in (with or without notice or lapse of time) a violation of or failure to comply with any term or requirement of any Order to which Network 40 or either Company, or any of the assets owned or used by any of them, is subject; and

                             (iii) none of Network 40 or either Company has received, at any time since January 1, 1993, any notice or other communication (whether oral or written) from any Governmental Body or any other Person regarding any actual, alleged or potential violation of, or failure to comply with, any term or requirement of any Order to which Network 40 or either Company, or any of the assets owned or used by any of them, is or has been subject.

                  3.16       ABSENCE OF CERTAIN CHANGES AND EVENTS.

                  Except as set forth in Part 3.16(a) of the Disclosure Letter, since the date of the Balance Sheet, Network 40 and the Companies have conducted their businesses only in the Ordinary Course of Business and there has not been any:

                  3.16(A)    amendment to the Organizational Documents of
Network 40 or either Company;

                  3.16(B) grant or payment by any of the Companies or Network 40 to any of their current or former employees, directors, officers, independent contractors, or agents of any loans or any increase in compensation or benefits (including, but not limited to accelerated payment or vesting of any compensation or benefits), except for non-material increases (individually and in the aggregate) in the Ordinary Course of Business or as required under employment or other agreements or benefit arrangements in effect as of the date of the Balance Sheet;

                  3.16(C) grant or payment by any of the Companies or Network 40 of any severance or termination pay or entry into any employment, consulting or severance agreement or arrangement with any of their current or former employees, directors, or officers or amendment of any such agreement or arrangement (other than renewals of existing arrangements in the Ordinary Course of Business disclosed in writing to Buyer prior to the Closing);

                  3.16(D) adoption, termination, entry into or amendment in any material respect of any Employee Benefit Plan, including but not limited to any Company Benefit Plan, or any collective bargaining agreement, and since January 1, 1993 there has not been any change in any actuarial or other assumption used to calculate funding obligations with respect to any Company Benefit Plan which is an employee pension benefit plan (as defined in Section 3.13(a)), or in the manner in which contributions to any such plan are made on the basis on which such contributions are determined;

                  3.16(E) damage to or destruction or loss of any asset or property of Network 40 or either Company, whether or not covered by insurance, materially and adversely affecting the properties, assets, business, or financial condition of Network 40 or the Companies;

                  3.16(F) entry into, termination of, or receipt of notice of termination of any license, distributorship, dealer, sales representative, insurance brokerage, joint venture, credit, or similar agreement, or any Contract or transaction involving a total remaining commitment by or to Network 40 or either Company of at least $50,000;

                  3.16(G) sale (other than sales of inventory in the Ordinary Course of Business), lease, or other disposition of any asset or property of Network 40 or either Company or mortgage, pledge, or imposition of any lien or other encumbrance on any material asset or property of Network 40 or either Company, including the sale, lease, or other disposition of any of the Intellectual Property Assets;

                  3.16(H)    cancellation or waiver of any claims or rights
with a value to Network 40 or either Company in excess of $50,000;

                  3.16(I) material change in the accounting methods used by Network 40 or either Company, other than as directed by Ernst & Young pursuant to the preparation of certain financial statements under Section 5.1(b); or

                  3.16(J)    agreement, whether oral or written, by Network 40
or either Company to do any of the foregoing.

                  3.17       CONTRACTS; NO DEFAULTS.

                  3.17(A) Part 3.17(a) of the Disclosure Letter contains a complete and accurate list, and Sellers have delivered to Buyer true and complete copies, of:

                             (i) each Contract that involves performance of services or delivery of goods or materials by Network 40 or either Company of an amount or value in excess of $50,000;

                             (ii) each Contract that involves performance of services or delivery of goods or materials to Network 40 or either Company of an amount or value in excess of $50,000;

                             (iii) each lease, rental or occupancy agreement, license, installment and conditional sale agreement, and other Contract affecting the ownership of, leasing of, title to, use of, or any leasehold or other interest in, any real or personal property owned or used by Network 40 or the Companies in the conduct of their business (except personal property leases and installment and conditional sales agreements having a value per item or aggregate payments of less than $50,000 and with terms of less than one year);

                             (iv) each licensing agreement or other Contract to which Network 40 or either Company is a party with respect to any Intellectual Property Rights, including agreements with current or former employees, consultants, or contractors regarding the appropriation or the non-disclosure of any of the Intellectual Property Assets;

                             (v) each collective bargaining agreement and other Contract, to which Network 40 or either Company is a party, to or with any labor union or other employee representative of a group of employees;

                             (vi) each joint venture, partnership, and other Contract (however named) involving a sharing of profits, losses, costs, or liabilities by Network 40 or either Company with any other Person;

                             (vii) each Contract containing covenants that in any way purport to restrict the business activity of Network 40 or either Company or any Affiliate thereof or limit the freedom of any of them to engage in any line of business or to compete with any Person;

                             (viii) each Contract to which Network 40 or either Company is a party providing for payments to or by any Person based on sales, purchases, or profits, other than direct payments for goods;

                             (ix) each power of attorney granted by
         Network 40 or either Company that is currently effective and outstanding;

                             (x) each Contract entered into other than in the Ordinary Course of Business that contains or provides for an express undertaking by Network 40 or either Company to be responsible for consequential damages;

                             (xi) each Contract to which Network 40 or either Company is a party for capital expenditures in excess of $50,000;

                             (xii) each written warranty, guaranty, and or other similar undertaking with respect to contractual performance extended by Network 40 or either Company other than in the Ordinary Course of Business; and

                             (xiii) each amendment, supplement, and
         modification (whether oral or written) in respect of any of the foregoing.

                  Part 3.17(a) of the Disclosure Letter sets forth reasonably complete details concerning such Contracts, including the parties to the Contracts, the amount of the remaining commitment of Network 40 or the Companies under the Contracts, and the office of Network 40 or the Company where details relating to the Contracts are located.

                  3.17(B)    Except as set forth in Part 3.17(b) of the
Disclosure Letter:

                             (i) none of the Sellers (and no Related Person of any Seller) has or may acquire any rights under, and none of the Sellers has or may become subject to any obligation or liability under, any Contract that relates to the business of, or any of the assets owned or used by, Network 40 or either Company; and

                             (ii) no officer, director, agent, employee, consultant, or contractor of Network 40 or either Company is bound by any Contract that purports to limit the ability of such officer, director, agent, employee, consultant, or contractor to (A) engage in or continue any conduct, activity, or practice relating to the business of Network 40 or either Company, or (B) assign to Network 40 or either Company or to any other Person any rights to any invention, improvement, or discovery.

                  3.17(C) Except as set forth in Part 3.17(c) of the Disclosure Letter, each Contract of the type identified in Section 3.17(a) is in full force and effect and is valid and enforceable in accordance with its terms.

                  3.17(D) Except as set forth in Part 3.17(d) of the Disclosure Letter and except where the negative of any of the following did not and will not result in any material adverse effect on any of Network 40 or either Company or the business of any of them:

                             (i) Network 40 and each Company is, and at all times since January 1, 1993, has been, in full compliance with all applicable terms and requirements of each Contract under which it has or had any obligation or liability or by which it or any of the assets owned or used by it is or was bound;

                             (ii) each other Person that has any obligation or liability under any Contract under which Network 40 or an Company has or had any rights is, and at all times since January 1, 1993 has been, in full compliance with all applicable terms and requirements of such Contract;

                             (iii) no event has occurred or circumstance exists that (with or without notice or lapse of time) may contravene, conflict with, or result in a violation or breach of, or give Network 40 or either Company or other Person the right to declare a default or exercise any remedy under, or to accelerate the maturity or performance of, or to cancel, terminate, or modify, any Applicable Contract; and

                             (iv) none of Network 40 and either Company has given to or received from any other Person, at any time since January 1, 1993, any written notice or other communication regarding any actual, alleged or potential violation or breach of, or default under, any Contract.

                  3.17(E) There are no renegotiations of, attempts to renegotiate, or outstanding rights to renegotiate any material amounts paid or payable to Network 40 or either Company under current or completed Contracts with any Person and no such Person has made written demand for such renegotiation.

                  3.17(F) The Contracts relating to the sale, design, manufacture, or provision of products or services by Network 40 and the Companies have been entered into in the Ordinary Course of Business and have been entered into without the commission of any act alone or in concert with any other Person, or any consideration having been paid or promised, that is or would be in violation of any Legal Requirement.

                  3.18       INSURANCE.

                  3.18(A)    Sellers have delivered to Buyer:

                             (i) true and complete copies of all policies of insurance to which either Company is a party or under which Network 40 or either Company, or any director thereof, is or has been covered at any time within the five (5) years preceding the date of this Agreement (for purposes of this Section 3.18(a), each a "POLICY OF INSURANCE" and together, "POLICIES OF INSURANCE");

                             (ii) true and complete copies of all pending applications for policies of insurance; and

                             (iii) any statement by the auditor of Network 40 or either Company's financial statements with regard to the adequacy of such entity's coverage or of the reserves for claims under the policies of insurance.

                  3.18(B)    Part 3.18(b) of the Disclosure Letter describes:

                             (i) any self-insurance arrangement by or affecting Network 40 or either Company, including any reserves established thereunder;

                             (ii) any contract or arrangement, other than a policy of insurance, for the transfer or sharing of any risk by Network 40 or either Company; and

                             (iii) all obligations of Network 40 or either Company to third parties with respect to insurance (including such obligations under leases and service agreements) and identifies the policy under which such coverage is provided.

                  3.18(C) Subject to Section 7.7, Part 3.18(c) of the Disclosure Letter sets forth, by year, for the current policy year and each of the five (5) preceding policy years:

                             (i) a summary of the loss experience under each policy;

                             (ii) a statement describing each claim under an insurance policy (other than medical policies), which sets forth:

                                      (A) the name of the claimant;

                                      (B) a description of the policy by
         insurer, type of insurance, and period of coverage;

                                      (C) the deductible or self-insured
         retention applicable to the claim;

                                      (D) the amount and a brief description
         of the claim;

                                      (E) whether the claim has been paid; and

                                      (F) a statement describing the loss
        experience for all claims that were self-insured, including the number and aggregate cost of such claims.

                  3.18(D)    Except as set forth on Part 3.18(d) of the
Disclosure Letter:

                             (i) All policies to which Network 40 or either Company is a party or that provide coverage to Network 40 or either Company, or any director or officer thereof (related to his or her capacity as an officer or director thereof):

                                       (A) are valid, outstanding, and
enforceable;

                                       (B)  are issued by an insurer that is
 financially sound and reputable;

                                       (C)  taken together, provide adequate
insurance coverage for the assets and the operations of Network 40 and the Companies for all risks to which Network 40 and the Companies are normally exposed;

                                       (D)  are sufficient for compliance with
all Legal Requirements and Contracts to which Network 40 or either Company is a party or by which any of them is bound;

                                       (E)  will continue in full force and
effect following the consummation of the Contemplated Transactions; and

                                       (F)  do not provide for any
retrospective premium adjustment or other experienced-based liability on the part of Network 40 or either Company.

                             (ii) No Company and, with regard to directors' and officers' liability insurance, no officer or director has received (A) any refusal of coverage or any notice that a defense will be afforded with reservation of rights, or (B) any notice of cancellation or any other indication that any insurance policy is no longer in full force or effect or will not be renewed or that the issuer of any policy is not willing or able to perform its obligations thereunder.

                             (iii) Network 40 and each of the Companies have paid all premiums due, and have otherwise performed all of their respective obligations, under each policy to which any of them is a party or that provides coverage to any of them or any director thereof.

                             (iv) Network 40 and the Companies have given notice to the insurer of all claims that may be insured thereby.

                  3.19 ENVIRONMENTAL MATTERS.   [Intentionally omitted.]

                  3.20 EMPLOYEES.

                  3.20(A) Part 3.20(a) of the Disclosure Letter contains a complete and accurate list of the following information for each employee or director of Network 40 and the Companies, including each employee on leave of absence or layoff status: employer; name; job title; current compensation paid or payable and any change in compensation since January 1, 1996; vacation accrued; and service credited for purposes of vesting and eligibility to participate under any Company Benefit Plan or any other Employee Benefit Plan.

                  3.20(B) No employee or director of Network 40 or either Company is a party to, or is otherwise bound by, any agreement or arrangement, including any confidentiality, noncompetition, or proprietary rights agreement, between such employee or director and any other Person ("PROPRIETARY RIGHTS AGREEMENT") that in any way adversely affects or will affect (i) the performance of his duties as an employee or director of Network 40 or either Company; or (ii) the ability of Network 40 or either Company to conduct its business, including any Proprietary Rights Agreement with Sellers or the Companies by any such employee or director. To Sellers' Knowledge and except as set forth in Part 3.20(b) of the Disclosure Letter, no director, officer, or other key employee of Network 40 or either Company intends to terminate his employment with such company.

                  3.20(C) Part 3.20(c) of the Disclosure Letter also contains a complete and accurate list of the following information for each retired employee or director of Network 40 and the Companies, or their dependents, receiving benefits or scheduled to receive benefits in the future: name, pension benefit, pension option election, retiree medical insurance coverage, retiree life insurance coverage, and other benefits.

                  3.21       LABOR RELATIONS; COMPLIANCE.

                  Since January 1, 1996, there has not been, there is not presently pending or existing, and to Sellers' Knowledge there is not Threatened, (a) any strike, slowdown, picketing, work stoppage, or employee grievance process, (b) any Proceeding against or affecting Network 40 or either Company relating to the alleged violation of any Legal Requirement pertaining to labor relations or employment matters, including any charge or complaint filed by an employee or union with the National Labor Relations Board, the Equal Employment Opportunity Commission, or any comparable Governmental Body, organizational activity, or other labor or employment dispute against or affecting Network 40 or either Company or their premises, or (c) any application for certification of a collective bargaining agent. To Sellers' Knowledge, no event has occurred or circumstance exists that could provide the basis for any work stoppage or other labor dispute. There is no lockout of any employees by Network 40 or either Company, and no such action is contemplated by Network 40 or either Company. Each of Network 40 and the Companies has complied in all respects with all Legal Requirements relating to employment, equal employment opportunity, nondiscrimination, immigration, wages, hours, benefits, collective bargaining, the payment of social security and similar taxes, occupational safety and health, and plant closing, except where the failure to so comply has not had and will not have a material adverse effect on them or their business. Network 40 is not, and no Company is liable for the payment of any compensation, damages, taxes, fines, penalties, or other amounts, however designated, for failure to comply with any of the foregoing Legal Requirements.


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




                  3.22       INTELLECTUAL PROPERTY.

                  3.22(A)    INTELLECTUAL PROPERTY ASSETS.

                  The term "Intellectual Property Assets" includes:

                             (i) the names of the Companies and Network 40, all fictional business names, trading names, registered and unregistered trademarks, service marks, and applications (collectively, "MARKS");

                             (ii) all patents, patent applications, and inventions and discoveries that may be patentable (collectively, "PATENTS");

                             (iii) all copyrights in both published works and unpublished works (collectively, "COPYRIGHTS");

                             (iv) all know-how, trade secrets, confidential information, customer lists, software, technical information, data, process technology, plans, drawings, and blue prints (collectively, "TRADE SECRETS"); owned, used, or licensed by Network 40 or either Company as licensee or licensor; and

                             (v) any and all moral rights or rights of publicity, either originating with the Companies or Network 40 or obtained from third parties by contract.

                  3.22(B)    AGREEMENTS.

                  Part 3.22(b) of the Disclosure Letter contains a complete and accurate list and summary description, including any royalties or license fees paid or received by Network 40 or either Company, of all Contracts relating to the Intellectual Property Assets to which Network 40 or either Company is a party or by which any of them is bound, except for any license implied by the sale of a product and perpetual, paid-up licenses for commonly available software programs with a value of less than $5,000 under which Network 40 or any Company is the licensee. There are no outstanding and, to Sellers' Knowledge, no Threatened disputes or disagreements with respect to any such agreement.

                  3.22(C)    KNOW-HOW NECESSARY FOR THE BUSINESS.

                             (i) The Intellectual Property Assets are all those necessary for the conduct of the businesses of Network 40 and the Companies as those businesses are currently conducted. One or more of Network 40 and the Companies is the owner of all right, title, and interest in and to each of the Intellectual Property Assets, free and clear of all Encumbrances, and has the right to use all of the Intellectual Property Assets; or where such right to use is derived from a license of such Intellectual Property Assets from another Person, such licenses are identified in Part 3.22(c) of the Disclosure Letter.

                             (ii) Except as set forth in Part 3.22(c) of the Disclosure Letter, all former and current employees of each of Network 40 and the Companies have executed written Contracts with one or more of Network 40 and the Companies that assign to one or more of those companies all rights to any inventions, improvements, discoveries, works of authorship, or information relating to the business of Network 40 or either Company, and such contracts provide that such employees waive any moral rights or rights of publicity they may have. No employee of Network 40 or either Company has entered into any Contract that restricts or limits in any way the scope or type of work in which the employee may be engaged or requires the employee to transfer, assign, or disclose information concerning his work to anyone other than one or more of Network 40 and the Companies.

                  3.22(D)    PATENTS.

                             (i) Neither Network 40 nor either Company owns or holds any rights with respect to, nor is it necessary for the conduct of the business of any of them to own or hold any rights with respect to, any Patents.

                             (ii) To Sellers' Knowledge, none of the products imported, manufactured, sold or offered for sale, nor any process or know-how used, by Network 40 or either Company infringes or is alleged to infringe any Intellectual Property Rights of any other Person.

                  3.22(E)    TRADEMARKS.

                             (i) Part 3.22(e) of Disclosure Letter contains a complete and accurate list and summary description of all registered Marks.

                             (ii) Except as set forth in Part 3.22(e) of the Disclosure Letter, all Marks that have been registered with the United States Patent and Trademark Office or any foreign trademark office are currently in compliance with all formal legal requirements (including the timely post-registration filing of affidavits of use and incontestability and renewal applications), are valid and enforceable, and are not subject to any maintenance fees or taxes or actions falling due within ninety days after the Closing Date.

                             (iii) Except as set forth in Part 3.22(e) of the Disclosure Letter, no Mark has been or is now involved in any opposition, invalidation, or cancellation and, to Sellers' Knowledge, no such action is Threatened with the respect to any of the Marks.

                             (iv) To Sellers' Knowledge, there is no
         potentially interfering trademark or trademark application of any third party.


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




                             (v) No Mark is infringed or, to Sellers'
         Knowledge, has been challenged or threatened in any way. To Sellers' Knowledge, none of the Marks used by Network 40 or either Company infringes or is alleged to infringe any Intellectual Property Rights of any third party.

                  3.22(F)    COPYRIGHTS.

                             (i) Part 3.22(f) of the Disclosure Letter contains a complete and accurate list and summary description of all Copyrights, except for Copyrights in materials published and sold by Network 40 or either Company in the Ordinary Course of Business. One or more of Network 40 and the Companies is the owner of all right, title, and interest in and to each of the Copyrights, free and clear of all Encumbrances and other adverse claims.

                             (ii) Part 3.22(f) of the Disclosure Letter contains a complete list of the Copyrights that have been registered, which copyrights are currently in compliance with formal legal requirements, are valid and enforceable, and are not subject to any maintenance fees or taxes or actions falling due within ninety days after the date of Closing.

                             (iii) To Sellers' Knowledge, no Copyright is infringed or has been challenged or threatened in any way. To Sellers' Knowledge, none of the subject matter of any of the Copyrights infringes or is alleged to infringe any copyright of any third party or is a derivative work based on the work of a third party.

                             (iv) To Sellers' Knowledge, all works encompassed by the Copyrights have been marked with the proper copyright notice except to the extent that the failure to so mark such works would not have a material adverse effect.

                  3.22(G)    TRADE SECRETS.

                             (i) Sellers, Network 40 and the Companies have taken reasonable precautions necessary to protect the secrecy, confidentiality, and value of their Trade Secrets.

                             (ii) To Sellers' Knowledge, the Trade Secrets have not been used, divulged, or appropriated either for the benefit of any Person (other than one or more of Network 40 and the Companies) or to the detriment of Network 40 or the Companies. No Trade Secret is subject to any adverse claim or has been challenged or threatened in any way.

                  3.23       CERTAIN PAYMENTS.

                  Neither Network 40 nor either Company or director, officer, agent, or employee thereof, or any other Person associated with or acting for or on behalf of any of them, has directly or indirectly (a) made or received any contribution, gift, bribe, rebate, payoff, influence payment, kickback, or other payment to or from any Person, private or public, regardless of form, whether in money, property, or services, in violation of any Legal Requirement or Order, including without limitation to any provision of the Communications Act of 1934, as amended, (i) to obtain favorable treatment in securing business, (ii) to pay for favorable treatment for business secured,
(iii) to obtain special concessions or for special concessions already obtained, for or in respect of Network 40 or either Company or any Affiliate thereof or the business of any of them, (iv) to promote, publicize, or broadcast or publish in or over any medium any image, recording or work of art, except for amounts determined on an arms' length basis and paid or received in connection with advertising contracted for in the Ordinary Course of Business, or (v) in violation of any Legal Requirement; or (b) established or maintained any fund or asset that has not been recorded in the books and records of Network 40 or the Companies, which fund or asset is related in any way to any of the matters described in Section 3.23(a).

                  3.24       DISCLOSURE.

                  3.24(A) Except as qualified herein, (i) no representation or warranty of Sellers in this Agreement and no statement in the Disclosure Letter contains any untrue statement of any material fact or omits to state a material fact necessary to make the statements herein or therein, in light of the circumstances in which they were made, not misleading.

                  3.24(B) No notice given pursuant to Section 5.5 will contain any untrue statement or omit to state a material fact necessary to make the statements therein or in this Agreement, in light of the circumstances in which they were made, not misleading.

                  3.25       RELATIONSHIPS WITH RELATED PERSONS.

                  3.25(A) Except as set forth in Part 3.25 of the Disclosure Letter and except for the Shares, no Seller, and none of Network 40 or either Company has, or since the first day of the next to last completed fiscal year of Network 40 and the Companies has had, any interest in any property (whether real, personal, or mixed and whether tangible or intangible), used in or pertaining to the businesses of Network 40 or the Companies. No Seller or any Related Person of Sellers or of Network 40 or either Company is, or since the first day of the next to last completed fiscal year of Network 40 and the Companies has owned (of record or as a beneficial owner) an equity interest or any other financial or profit interest in, a Person that has (i) had business dealings or a material financial interest in any transaction with Network 40 or either Company other than business dealings or transactions conducted in the Ordinary Course of Business with Network 40 or the Companies at substantially prevailing market prices and on substantially prevailing market terms, or (ii) engaged in competition with Network 40 or either Company with respect to any line of the products or services thereof (a "COMPETING BUSINESS") in any market presently served by Network 40 or such Company except for less than one percent (1%) of the outstanding capital stock of any Competing Business that is publicly traded on any recognized exchange or in the over-the-counter market. Except as set forth in Part 3.25 of the Disclosure Letter, no Seller or any Related Person of Sellers or of Network 40 or either Company is a party to any Contract with, or has any claim or right against, Network 40 or either Company.

                  3.26       COMPETENCY; NO DISABILITY.

                  Each of the Individual Sellers is competent to enter into this Agreement and any of the Closing Documents executed by such Individual Seller and is under no legal disability with regard to his or her ability to do so. Each of the Individual Sellers has no Knowledge of any fact or circumstance which would indicate that any other Individual Seller is not competent to enter into this Agreement and any of the Closing Documents executed by such Individual Seller, or is under any legal disability with regard to his or her ability to do so.

                  3.27       BROKERS OR FINDERS.

                  Except as set forth in Part 3.27 of the Disclosure Letter, Sellers and their agents have incurred no obligation or liability, contingent or otherwise, for brokerage or finders' fees or agents' commissions or other similar payment in connection with this Agreement.

                  3.28       SURVIVAL.

                  The representations and warranties set forth in this Section 3 shall survive the Closing until June 30, 1999, except that the representations and warranties contained in Sections 3.2(a), 3.3(a)-(c), 3.3(e) and 3.7 shall survive the Closing and shall not terminate.

         4.       REPRESENTATIONS AND WARRANTIES OF BUYER.

                  Buyer and SFX Entertainment (for purposes of this Section 4, together the "SFX PARTIES") jointly and severally represent and warrant to Sellers as of the date hereof and as of the Closing Date as follows:

                  4.1        ORGANIZATION AND GOOD STANDING.

                  SFX Entertainment is a corporation duly organized, validly existing, and in good standing under the laws of the State of Delaware. Buyer is a limited liability company duly organized, validly existing, and in good standing under the laws of the State of Delaware and a wholly-owned subsidiary of SFX Entertainment.

                  4.2        AUTHORITY; NO CONFLICT.

                  4.2(A) The SFX Parties have the full legal right, power and authority to execute and deliver this Agreement and the Closing Documents and to fully perform their obligations hereunder and thereunder. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate, stockholder and member action on the part of the SFX Parties. This Agreement has been duly


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




executed and delivered by each of the SFX Parties and constitutes, and upon the execution and delivery of the Closing Documents, each of the Closing Documents will constitute, the legal, valid, and binding obligation of the SFX Parties, enforceable against them in accordance with its terms. The SFX Parties have the absolute and unrestricted right, power, authority, and capacity to execute and deliver this Agreement and the Buyer's Closing Documents and to perform their obligations under this Agreement and the Buyer's Closing Documents.

                  4.2(B) Buyer has delivered to Sellers copies of the Organizational Documents of Buyer and SFX Entertainment, as in effect on the date hereof and as of the Closing Date.

                  4.2(C) Neither the execution and delivery of this Agreement by the SFX Parties nor the consummation or performance of any of the Contemplated Transactions by the SFX Parties will give any Person the right to prevent, delay, or otherwise interfere with any of the Contemplated Transactions pursuant to: (i) any provision of the SFX Parties' Organizational Documents; (ii) any resolution adopted by the managing member of the Buyer or the Board of Directors of SFX Entertainment; (iii) any Legal Requirement, Governmental Authorization or Order to which the SFX Parties may be subject; or
(iv) any Contract to which the SFX Parties are parties or by which the SFX Parties may be bound. The SFX Parties are not and will not be required to obtain any material Consent from any Person in connection with the execution and delivery of this Agreement or the consummation or performance of any of the Contemplated Transactions.

                  4.3        INVESTMENT INTENT.

                  The SFX Parties are acquiring the Shares for their own account and not with a view to their distribution within the meaning of Section 2(11) of the Securities Act.

                  4.4        CERTAIN PROCEEDINGS.

                  There is no pending Proceeding that has been commenced against the SFX Parties and that challenges, or may have the effect of preventing, delaying, making illegal, or otherwise interfering with, any of the Contemplated Transactions. To SFX Parties' Knowledge, no such Proceeding has been Threatened.

                  4.5        DISCLOSURE.

                  No representation or warranty of the SFX Parties in this Agreement, no statement in the annual report of SFX Broadcasting, Inc., the proxy materials or other documents filed with the SEC in connection with the Spin-Off, contains any untrue statement of any material fact or omits to state a material fact necessary to make the statements herein or therein, in light of the circumstances in which they were made, not misleading.


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




                  4.6        BROKERS OR FINDERS.

                  The SFX Parties and their respective officers and agents have incurred no obligation or liability, contingent or otherwise, for brokerage or finders' fees or agents' commissions or other similar payments in connection with this Agreement other than to Carl E. Hirsch, and the SFX Parties will indemnify and hold Sellers harmless from any payment to any broker, finder or agent alleged to be due by or through the SFX Parties as a result of the action of the SFX Parties or their officers or agents.

                  4.7        CAPITALIZATION.

                  4.7(A) Not later than ten (10) days before Closing, Buyer will deliver to Sellers Schedule 4.7, which will contain a description of the authorized and issued equity securities of the SFX Parties, including all subscriptions, options, warrants and other rights (including contingent rights) to acquire such equity securities, directly or indirectly. Schedule 4.7 will also contain a pro forma description of the authorized and issued equity securities of the SFX Parties, including all subscriptions, options, warrants and other rights (including contingent rights) to acquire such equity securities, directly or indirectly, immediately following the Spin-Off).

                  4.7(B) All of the outstanding equity securities of the SFX Parties have been, or as of the Closing Date will be, duly authorized and validly issued and are or will be fully paid and nonassessable. Except as disclosed on Schedule 4.7, there will be at Closing no Contracts relating to the issuance, sale, or transfer of any equity securities or other securities of the SFX Parties. None of the outstanding equity securities or other securities of the SFX Parties was issued in violation of the Securities Act or any other Legal Requirement.

                  4.8        CORPORATE ORGANIZATION.

                  At or before Closing, Buyer will deliver to Sellers Schedule 4.8, which will correctly set forth the ownership and other relationships among SFX Broadcasting, Inc., Buyer, and SFX Entertainment, prior to and after giving effect to the Spin-Off.

                  4.9        SPIN-OFF INFORMATION.

                  Not later than ten (10) days before Closing, the Buyer will deliver to Sellers a Pro Forma balance sheet for the Buyer immediately following the Spin-Off and will deliver to Sellers true and complete copies of all Spin-Off Documentation (as defined in the Plan of Merger). The Spin-Off Documentation fairly and accurately presents the terms and conditions relating to the spin-off of Delsener/Slater Holdings (as defined in the Plan of Merger).


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                  4.10       SURVIVAL.

                  The representations and warranties set forth in this Section 4 shall survive the Closing until June 30, 1999, except that the representations and warranties contained in Sections 4.1 and 4.2 shall survive the Closing and shall not terminate.

         5.       COVENANTS OF SELLERS PRIOR TO CLOSING DATE.

                  The following parties make the covenants set forth in this
Section 5, as follows:

                             (i) Elias N. Bird, individually and as Trustee under the Bird Family Trust u/d/o 11/18/92, Gary F. Bird, individually and as Trustee under the Gary F. Bird Corporation Trust u/d/o 2/4/94, Stephen R. Smith, individually and as Trustee under the Smith Family Trust u/d/o 7/17/89, jointly and severally, make the following covenants to Buyer and SFX Entertainment as such covenants relate to Album Network, the business, operations, properties, assets and liabilities of Album Network, and the Album Network Shares, and such parties make no covenants regarding the business, operations, properties, assets or liabilities of SJS or the SJS Shares and shall not be liable in any manner with respect thereto regardless of any other provision of this Agreement or of any other document delivered in connection with the Contemplated Transactions;

                             (ii) June E. Brody and Steven A. Saslow, jointly and severally, make the following covenants to Buyer and SFX Entertainment as such covenants relate to SJS, the business, operations, properties, assets and liabilities of SJS, and the SJS Shares, and such parties make no covenants regarding business, operations, properties, assets or liabilities of Album Network or the Album Network Shares and shall not be liable in any manner with respect thereto regardless of any other provision of this Agreement or of any other document delivered in connection with the Contemplated Transactions; and

                             (iii) Network 40, Elias N. Bird, individually and as Trustee under the Bird Family Trust u/d/o 11/18/92, Gary F. Bird, individually and as Trustee under the Gary F. Bird Corporation Trust u/d/o 2/4/94, Stephen R. Smith, individually and as Trustee under the Smith Family Trust u/d/o 7/17/89, jointly and severally, make the following covenants to Buyer, as such covenants relate to Network 40, the Purchased Assets, the Excluded Assets, the Assumed Obligations, the business of Network 40, and any other operations, properties, assets and liabilities of Network 40, and such parties make no covenants regarding the business, operations, properties, assets or liabilities of SJS or the SJS Shares and shall not be liable in any manner with respect thereto regardless of any other provision of this Agreement or of any other document delivered in connection with the Contemplated Transactions.

Buyer and SFX Entertainment acknowledge that, although the term the "Companies" refers to SJS and Album Network, the SJS Shareholders are not making any covenants as to those entities


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




collectively but only as to SJS, and neither the Network Shareholders nor Network 40 are making any covenants as to those entities collectively but only as to Album Network.

                  5.1        ACCESS AND INVESTIGATION.

                  5.1(A) Between the date of this Agreement and the Closing Date, Sellers will, and will cause Network 40 and each Company and its Representatives to, (a) with prior notice, afford Buyer and its Representatives and prospective lenders and their Representatives (collectively, "BUYER'S ADVISORS") full and free access during normal business hours to the personnel, properties (including subsurface testing), contracts, books and records, and other documents and data of Network 40 and each Company, (b) furnish Buyer and Buyer's Advisors with copies of all such contracts, books and records, and other existing documents and data as Buyer may reasonably request, and (c) furnish Buyer and Buyer's Advisors with such additional financial, operating, and other data and information as Buyer may reasonably request.

                  5.1(B) Seller shall permit Ernst & Young to prepare audited financial statements of Network 40 and each of the Companies to the extent required for SEC filings of Buyer or its Affiliates. Buyer shall pay all fees and costs incurred by Ernst & Young in connection with the preparation of such audited financial statements, to the extent such fees and costs exceed the amount customarily paid by Network 40 and the Companies for similar work done on a reasonable time frame.

                  5.2        OPERATION OF THE BUSINESSES OF NETWORK 40 AND
THE COMPANIES.

                  Between the date of this Agreement and the Closing Date, Sellers will, and will cause Network 40 and each Company (for purposes of this Section 5.2, each a "COMPANY") to:

                  5.2(A) conduct the business of each company only in the Ordinary Course of Business;

                  5.2(B) use their Best Efforts to preserve intact the current business organization of each company, keep available the services of the current officers, employees, and agents of each company, and maintain the relations and good will with suppliers, customers, landlords, creditors, employees, agents, and others having business relationships with each company;

                  5.2(C) confer with Buyer concerning operational matters of a material nature; and

                  5.2(D) otherwise report periodically to Buyer, as may be reasonably requested by Buyer, concerning the status of the business, operations, and finances of each company.


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                  5.3        NEGATIVE COVENANT.

                  Except as otherwise expressly permitted by this Agreement, or as disclosed in the Disclosure Letter, between the date of this Agreement and the Closing Date, Sellers will not, and will cause Network 40 and each Company not to, without the prior consent of Buyer, take any affirmative action, or fail to take any reasonable action within their or its control, as a result of which any of the changes or events listed in Section 3.16 is likely to occur.

                  5.4        REQUIRED APPROVALS.

                  As promptly as practicable after the date of this Agreement, Sellers will, and will cause Network 40 and each Company to, make all filings required by applicable Legal Requirements to be made by them in order to consummate the Contemplated Transactions (including all filings, if any, required under the HSR Act). Between the date of this Agreement and the Closing Date, Sellers will, and will cause Network 40 and each Company to, (a) cooperate with Buyer with respect to all filings that Buyer is required by Legal Requirements to make in connection with the Contemplated Transactions, and (b) cooperate with Buyer in obtaining all consents identified in Schedule
4.2 (including taking all actions requested by Buyer to cause early termination of any applicable waiting period under the HSR Act).

                  5.5        NOTIFICATION.

                  Between the date of this Agreement and the Closing Date, each Seller will promptly notify Buyer in writing if such Seller, Network 40 or, either Company becomes aware of any fact or condition that causes or constitutes a Breach of any of Sellers' representations and warranties as of the date of this Agreement, or if such Seller, Network 40 or either Company becomes aware of the occurrence after the date of this Agreement of any fact or condition that would (except as expressly contemplated by this Agreement) cause or constitute a Breach of any such representation or warranty had such representation or warranty been made as of the time of occurrence or discovery of such fact or condition. Should any such fact or condition require any change in the Disclosure Letter if the Disclosure Letter were dated the date of the occurrence or discovery of any such fact or condition, Sellers will promptly deliver to Buyer a supplement to the Disclosure Letter specifying such change. During the same period, each Seller will promptly notify Buyer of the occurrence of any Breach of any covenant of Sellers in this Section 5 or of the occurrence of any event that may make the satisfaction of the conditions in
Section 7 impossible or unlikely.

                  5.6        PAYMENT OF INDEBTEDNESS BY RELATED PERSONS.

                  Except as expressly provided in this Agreement, Sellers will cause all indebtedness owed to Network 40 or either Company by either Seller or any Related Person of either Seller, not including Network 40 or either Company, to be paid in full prior to Closing, without compromise and in the amount or amounts reflected in the books and records of the parties to such indebtedness.


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                  5.7        NO NEGOTIATION.

                  Until such time, if any, as this Agreement is terminated pursuant to Section 9, Sellers will not, and will cause each Company and each of their Representatives not to, directly or indirectly solicit, initiate, or encourage any inquiries or proposals from, discuss or negotiate with, provide any non-public information to, or consider the merits of any unsolicited inquiries or proposals from, any Person (other than Buyer) relating to any transaction involving the sale of the business or assets (other than in the Ordinary Course of Business) of either Company, or any of the capital stock of either Company, or any merger, consolidation, business combination, or similar transaction involving either Company.

                  5.8        BEST EFFORTS.

                  Between the date of this Agreement and the Closing Date, Sellers will use their Best Efforts to cause the conditions in Sections 7 and 8 to be satisfied.

                  5.9        REPAYMENT OF INDEBTEDNESS BY SJS.

                  At or before the Closing, the SJS Shareholders will cause SJS to repay all outstanding obligations to Sterling National Bank.

                  5.10       PAYMENT OF BROKERS OR FINDERS.

                  At or before the Closing, Sellers will pay all obligations and liabilities for brokerage or finder's fees or agent's commissions or other similar obligations in connection with this Agreement that exceed Five Hundred Thousand Dollars ($500,000) in the aggregate.

                  5.11       TERMINATION OF LEASE WITH THE SJS SHAREHOLDERS.

                  Prior to Closing, the SJS Shareholders will terminate any lease to SJS of space in or connected to their house in Henryville, Pennsylvania, or other arrangement under which SJS pays rent to the SJS Shareholders, without further liability to SJS.

                  5.12       PAYMENT OF TOMMY NAST.

                  At or before the Closing, Network 40, Album Network or the Network Shareholders will effect the termination of the Supplemental Bonus Agreement dated October 1, 1994 by and among Tommy Nast, Network 40, Album Network, The Urban Network, Inc., Elias Bird, Stephen Smith, and Gary Bird.


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                  5.13       RELEASE OF PLEDGE IN FAVOR OF GEORGINA BIRD.

                  At or before the Closing, the Network Shareholders will satisfy all obligations in favor of Georgina Bird secured by a pledge of shares of Album Network and Network 40. If Sellers are in breach of this covenant, Buyer may pay or may cause Album Network to pay such obligations after notifying Network Shareholders and giving them a five (5)-day period to cure such breach, and Network Shareholders will promptly reimburse Buyer for any such payments made.

                  5.14       GEORGINA BIRD'S INSURANCE POLICY.

                  At or before the Closing, Album Network or the Network Shareholders will take all actions necessary to eliminate any and all obligation of Network 40 to contract for, pay for, or provide medical insurance directly or indirectly to, Georgina Bird.

                  5.15       401(K) PLAN.

                  Sellers shall prepare and file with the IRS a determination letter application with respect to the Network Magazine Group 401(k) Plan ("401(k) Plan") promptly after the signing of this Agreement and by no later than the earlier of the Closing Date or the applicable legal deadline for the making of such an application. If in order to obtain a favorable determination with respect to the 401(k) Plan any defects in form and/or operation of the 401(k) Plan need to be cured or other amounts need to be or are cured or if there are any pre-Closing Date defects in the operation of the 401(k) Plan that Buyer cures, the Sellers shall pay to Buyer any costs, expenses, penalties or other payments associated therewith.

                  5.16       MERGER OF BULLET PRODUCTIONS, INC.

                  At or before Closing, Sellers will cause Network 40 and Bullet Productions, Inc. to merge, with Network 40 as the surviving corporation of such merger.

                  5.17       TERMINATION OF KEY MAN LIFE INSURANCE POLICIES

                  At or before Closing, Sellers will cause the Companies to terminate the key man policies of insurance with respect to Tommy Nast and Steve Smith, which policies are set forth on Part 3.18(a) of the Disclosure Letter.

         6.       COVENANTS OF BUYER PRIOR TO CLOSING DATE.

                  6.1        APPROVALS OF GOVERNMENTAL BODIES.

                  As promptly as practicable after the date of this Agreement, Buyer will, and will cause each of its Related Persons to, make all filings required by Legal Requirements to be made by them to consummate the Contemplated Transactions (including all filings, if any, required under the HSR Act). Between the date of this Agreement and the Closing Date, Buyer will, and will cause each


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




Related Person to, cooperate with Sellers with respect to all filings that Sellers are required by Legal Requirements to make in connection with the Contemplated Transactions, and (ii) cooperate with Sellers in obtaining all consents identified in Part 3.2 of the Disclosure Letter; provided, however, that this Agreement will not require Buyer to dispose of or make any change in any portion of its business or to incur any other material burden to obtain a Governmental Authorization.

                  6.2        BEST EFFORTS.

                  Except as set forth in the proviso to Section 6.1, between the date of this Agreement and the Closing Date, Buyer will use its Best Efforts to cause the conditions in Sections 7 and 8 to be satisfied.

         7.       CONDITIONS PRECEDENT TO BUYER'S OBLIGATION TO CLOSE.

                  Buyer's obligation to purchase the Shares and the Purchased Assets, and to take the other actions required to be taken by Buyer at the Closing is subject to the satisfaction, at or prior to the Closing, of each of the following conditions (any of which may be waived by Buyer, in whole or in part):

                  7.1        ACCURACY OF REPRESENTATIONS.

                  All of Sellers' representations and warranties in this Agreement must have been accurate in all material respects as of the date of this Agreement, and must be accurate in all material respects as of the Closing Date as if made on the Closing Date, without giving effect to any supplement to the Disclosure Letter, except to the extent such representations were made as of a specific date.

                  7.2        SELLERS' PERFORMANCE.

                  7.2(A) All of the covenants and obligations that Sellers are required to perform or to comply with pursuant to this Agreement at or prior to the Closing (considered collectively), and each of these covenants and obligations (considered individually), must have been duly performed and complied with in all material respects.

                  7.2(B) Each of the Sellers' Closing Documents must have been delivered, and each of the other covenants and obligations in Section 5.4 must have been performed and complied with in all respects.

                  7.3        CONSENTS.

                  Each of the material Consents identified in subparts (b) and
(c) of Part 3.2 of the Disclosure Letter, must have been obtained and must be in full force and effect.


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                  7.4        ADDITIONAL DOCUMENTS.

                  Each of the following documents must have been delivered to
Buyer:

                  7.4(A) an opinion of Thompson, Hine & Flory LLP, or their local counsel, each dated the Closing Date, in the form of Exhibit 7.4(a), at or before Closing as may be requested by Buyer, and providing that it may be relied upon by counsel to Buyer, SFX Entertainment, SFX Broadcasting, Inc., as well as counsel to any financial institution to which any of them have or propose to have any obligation, and any underwriter engaged in connection with any financing in which any of them may be engaged or plan to engage, but in each case only in connection with the Spin-Off, the SFX Entertainment Acquisitions or the transactions contemplated hereunder (and not any subsequent transactions by SFX Broadcasting, Inc.

                  7.4(B) estoppel certificates executed on behalf of the lessors identified on Schedule 7.4(b) and dated as of a date not more than twenty (20) days prior to the Closing Date, each in the form of Exhibit 7.4(b).

                  7.4(C)     such other customary certifications and other
documents as Buyer may reasonably request.

                  7.5        NO PROCEEDINGS.

                  Since the date of this Agreement, there must not have been commenced or Threatened against Buyer, or against any Person affiliated with Buyer, any Proceeding having a reasonable likelihood of success, and (a) involving any challenge to, or seeking damages or other relief in connection with, any of the Contemplated Transactions, or (b) that may have the effect of preventing, delaying, making illegal, or otherwise interfering with any of the Contemplated Transactions.

                  7.6        NO CLAIM REGARDING STOCK OWNERSHIP OR SALE
PROCEEDS.

                  There must not have been made or Threatened by any Person any claim asserting that such Person (a) is the holder or the beneficial owner of, or has the right to acquire or to obtain beneficial ownership of, any stock of, or any other voting, equity, or ownership interest in, Network 40 or either Company, or (b) is entitled to all or any portion of the consideration paid hereunder for the Shares and the Purchased Assets.

                  7.7        ADDITIONAL DISCLOSURES.

                  Buyer further acknowledges that Sellers have not set forth a summary of the loss experience and a statement describing each claim under the Insurance Policies of SJS pursuant to Part 3.18(c) of the Disclosure Letter. Notwithstanding any other provision of this Agreement, Buyer agrees that such failure by Sellers will not limit Buyer's obligation to purchase the Shares and the Purchased Assets, and to take the other actions required to be taken by Buyer at the Closing,


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




provided that: (i) a supplement to Part 3.18(c) of the Disclosure Letter containing the required information is delivered to Buyer within thirty (30) business days of the signing date of this Purchase Agreement; and (ii) Buyer does not deliver to Sellers within five (5) Business Days of receipt thereof a written notice that such supplement reveals material matters and that, as a result thereof, Buyer is not willing to proceed with the Closing.

         8.       CONDITIONS PRECEDENT TO SELLERS'  OBLIGATION TO CLOSE.

                  Sellers' obligation to sell the Shares and the Purchased Assets and to take the other actions required to be taken by Sellers at the Closing is subject to the satisfaction, at or prior to the Closing, of each of the following conditions (any of which may be waived by Sellers, in whole or in part):

                  8.1        ACCURACY OF REPRESENTATIONS.

                  All of the SFX Parties' representations and warranties in this Agreement must have been accurate in all material respects as of the date of this Agreement and must be accurate in all material respects as of the Closing Date as if made on the Closing Date, except to the extent such representations and warranties were made as of a specific date.

                  8.2        BUYER'S PERFORMANCE.

                  8.2(A) All of the covenants and obligations that the SFX Parties are required to perform or to comply with pursuant to this Agreement at or prior to the Closing (considered collectively), and each of these covenants and obligations (considered individually), must have been performed and complied with in all material respects.

                  8.2(B) Each of Buyer's Closing Documents must have been delivered and each of the other covenants and obligations in Section 6.1 must have been performed and complied with in all respects.

                  8.3        CONSENTS.

                  Each of the Consents identified in Subparts (b) and (c) of
Part 3.2 of the Disclosure Letter must have been obtained and must be in full force and effect.

                  8.4        ADDITIONAL DOCUMENTS.

                  Buyer must have caused the following documents to be delivered to Sellers:

                  8.4(A)     an opinion of general counsel to the Buyer, dated
the Closing Date, in the form of Exhibit 8.4(a); and


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




                  8.4(B)     such other customary certifications and documents
as Sellers may reasonably request.

                  8.5        EMPLOYMENT AGREEMENTS.

                  Each of the Employment Agreements shall be in full force and effect and neither party thereto shall have committed any act which would constitute a breach of any such agreements.

                  8.6        SFX GUARANTY.

                  The SFX Guaranty shall be in full force and effect unless previously expired or terminated in accordance with its terms.

                  8.7        NO INJUNCTION.

                  There must not be in effect any Legal Requirement or any injunction or other Order that (i) prohibits the sale of the Shares or the Purchased Assets by Sellers to Buyer, and (ii) has been adopted or issued, or has otherwise become effective, since the date of this Agreement.

         9.       TERMINATION.

                  9.1        TERMINATION EVENTS.

                  This Agreement may be terminated or abandoned at any time prior to the consummation thereof:

                  9.1(A)     by mutual consent of the parties in writing,
effective on the date of such writing or other date set forth therein;

                  9.1(B) immediately by either Buyer or Sellers, upon written notice to the other, if there has been a material breach of any representation, warranty or covenant made in this Agreement by the other and such breach shall have continued unremedied more than thirty (30) days after notice thereof shall have been delivered pursuant to this Section 9.1(b) (except for a failure to complete the Closing by the date set forth in Section 2.12, which shall not require notice), provided that the party seeking to terminate shall not have materially breached any of its representations, warranties or covenants made in this Agreement.

                  9.1(C) by either Buyer or Sellers if the Closing has not occurred (other than through the failure of any party seeking to terminate this Agreement to comply fully with its obligations under this Agreement) on or before March 1, 1998 or such later date as the parties may agree upon.


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


                  9.2        EFFECT OF TERMINATION.

                  Each party's right of termination under Section 9.1 is in addition to any other rights it may have under this Agreement or otherwise, and the exercise of a right of termination will not be an election of remedies. If this Agreement is terminated pursuant to Section 9.1, all further obligations of the parties under this Agreement will terminate, except that the obligations in Sections 11.1 and 11.3, except for any public filings in connection with any litigation among the parties, will survive; provided, however, that if this Agreement is terminated by a party because of the Breach of the Agreement by the other party or because one or more of the conditions to the terminating party's obligations under this Agreement is not satisfied as a result of the other party's failure to comply with its obligations under this Agreement, the terminating party's right to pursue all legal remedies will survive such termination unimpaired.


         10.      INDEMNIFICATION; REMEDIES.

                  10.1 SURVIVAL; RIGHT TO INDEMNIFICATION NOT AFFECTED BY KNOWLEDGE.

                  Except as may be specifically provided elsewhere in this Agreement, all representations, warranties, covenants, and obligations in this Agreement, the Disclosure Letter, the supplements to the Disclosure Letter, and any certificate or document delivered pursuant to this Agreement will survive the Closing. The right to indemnification, payment of Damages or other remedy based on such representations, warranties, covenants, and obligations will not be affected by any investigation conducted with respect to, or any Knowledge acquired (or capable of being acquired) at any time, whether before or after the execution and delivery of this Agreement or the Closing Date, with respect to the accuracy or inaccuracy of or compliance with, any such representation, warranty, covenant, or obligation. The waiver of any condition based on the accuracy of any representation or warranty, or on the performance of or compliance with any covenant or obligation, will not affect the right to indemnification, payment of Damages, or other remedy based on such representations, warranties, covenants, and obligations.

                  10.2       AGREEMENTS TO INDEMNIFY.

                  Each of the parties hereto will execute and deliver to the others at Closing an Indemnification Agreement.

         11.      GENERAL PROVISIONS.

                  11.1       EXPENSES.

                  Except as otherwise expressly provided in this Agreement, each party to this Agreement will bear its respective expenses incurred in connection with the preparation, execution, and performance of this Agreement and the Contemplated Transactions, including all fees and



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expenses of agents, representatives, counsel, and accountants. Buyer will pay one-half and Sellers will pay one-half of the HSR Act filing fee, if any. Sellers will cause Network 40 and the Companies not to incur any out-of-pocket expenses in connection with this Agreement except for reasonable professional fees. In the event of termination of this Agreement, the obligation of each party to pay its own expenses will be subject to any rights of such party arising from a breach of this Agreement by another party.

                  11.2       BULK SALES LAWS.

                  Sellers and Buyer waive compliance with the provisions of any applicable bulk sales law; provided, however, that Sellers agree to pay and discharge when due or to contest or litigate all claims of creditors which could be asserted against Buyer or the Purchased Assets by reason of such noncompliance, and to indemnify, defend and hold harmless Buyer from and against any and all such claims, and to take promptly all necessary action to remove any Lien which may be placed on the Purchased Assets by reason of such noncompliance.

                  11.3       PUBLIC ANNOUNCEMENTS.

                  Any public announcement or similar publicity with respect to this Agreement or the Contemplated Transactions will be issued, if at all, at such time and in such manner as Buyer and Sellers mutually determine. Unless consented to by Buyer in advance or required by Legal Requirements, prior to the Closing Sellers shall, and shall cause Network 40 and the Companies to, keep this Agreement strictly confidential and may not make any disclosure of this Agreement to any Person. Sellers and Buyer will consult with each other concerning the means by which the employees, customers, and suppliers of Network 40 and the Companies, as well as others having dealings with Network 40 or the Companies will be informed of the Contemplated Transactions, and Buyer will have the right to be present for any such communication.

                  11.4       CONFIDENTIALITY.

                  The provisions of the Confidentiality Agreement dated as of September 22, 1997, by and among Sellers and SFX Broadcasting, Inc. (the "CONFIDENTIALITY AGREEMENT") shall remain in full force and effect until the Closing at which time the Confidentiality Agreement will terminate and be of no further force and effect except to the extent Buyer or SFX Entertainment has received confidential information of Sellers unrelated to the Purchased Assets, Network 40 or the Companies.

                  Between the date of this Agreement and the Closing Date, Buyer, SFX Entertainment and Sellers will maintain in confidence, and will cause the directors, officers, employees, agents, and advisors of Buyer, SFX and the Companies to maintain in confidence, any written information stamped "confidential" when originally furnished by another party in connection with this Agreement or the Contemplated Transactions, unless (a) such information is already known to such party or to others not bound by a duty of confidentiality or such information becomes publicly available through no fault of such party,
(b) the use of such information is necessary or appropriate



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

in making any filing or obtaining any consent or approval required for the consummation of the Contemplated Transactions, or (c) the furnishing or use of such information is required by or necessary or appropriate in connection with legal proceedings.

                   If the Contemplated Transactions are not consummated, each party will return or destroy as much of such written information as the other party may reasonably request. Whether or not the Closing takes place, Sellers waive, and will upon Buyer's request cause Network 40 and the Companies to waive, any cause of action, right, or claim arising out of the access of Buyer or its representatives to any trade secrets or other confidential information of Network 40 and the Companies except for the intentional competitive misuse by Buyer or SFX of such trade secrets or confidential information.

                  11.5       NOTICES.

                  All notices, consents, waivers, and other communications under this Agreement must be in writing and will be deemed to have been duly given when (a) delivered by hand (with written confirmation of receipt), (b) sent by telecopier (with written confirmation of receipt), provided that a copy is mailed by registered mail, return receipt requested, or (c) when received by the addressee, if sent by a nationally recognized overnight delivery service (receipt requested), in each case to the appropriate addresses and telecopier numbers set forth below (or to such other addresses and telecopier numbers as a party may designate by notice to the other parties):

         if to Sellers:      Steven A. Saslow and June E. Brody
                             R.R. 1, Box 29J
                             Henryville, Pennsylvania  18332

                                    and

                             Gary F. Bird
                             Stephen R. Smith
                             Elias N. Bird
                             c/o Gary F. Bird
                             2729 Benedict Canyon Road
                             Beverly Hills, California  90210

                             Copy to:

                             F. Howard Mandel, Esq.
                             Thompson Hine & Flory LLP
                             3900 Key Center
                             127 Public Square
                             Cleveland, Ohio  44114-1216


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


         if to Buyer:        SFX Network Group, L.L.C.
                             150 East 58th Street, 19th Floor
                             New York, New York  10155
                             Attention: Kraig G. Fox, Esq.
                             (or after December 31, 1997,
                             650 Madison Avenue
                             New York, New York  10022)

                                    and

                             SFX Entertainment, Inc.
                             150 East 58th Street, 19th Floor
                             New York, New York  10155
                             Attention: Kraig G. Fox, Esq.
                             (after December 31, 1997,
                             650 Madison Avenue
                             New York, New York  10022)

                             Copy to:

                             Baker & McKenzie
                             805 Third Avenue
                             New York, NY 10022
                             Attention:  Howard Berkower, Esq.

                  11.6       JURISDICTION; SERVICE OF PROCESS.

                  EACH PARTY HEREBY IRREVOCABLY SUBMITS TO THE EXCLUSIVE JURISDICTION OF THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK IN ANY ACTION, SUIT OR PROCEEDING ARISING IN CONNECTION WITH THIS AGREEMENT, AND AGREES THAT ANY SUCH ACTION, SUIT OR PROCEEDING SHALL BE BROUGHT ONLY IN SUCH COURT (AND WAIVES ANY OBJECTION BASED ON FORUM NON CONVENIENS OR ANY OTHER OBJECTION TO VENUE THEREIN); PROVIDED, HOWEVER, THAT SUCH CONSENT TO JURISDICTION IS SOLELY FOR THE PURPOSE REFERRED TO IN THIS SECTION 11.6 AND SHALL NOT BE DEEMED TO BE A GENERAL SUBMISSION TO THE JURISDICTION OF SAID COURTS OTHER THAN FOR SUCH PURPOSE.



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                  11.7       CONSTRUCTION.

                  THE PARTIES HAVE PARTICIPATED JOINTLY IN THE NEGOTIATION AND DRAFTING OF THIS AGREEMENT. IF AN AMBIGUITY OR QUESTION OF INTENT OR INTERPRETATION ARISES, THIS AGREEMENT SHALL BE CONSTRUED AS IF DRAFTED JOINTLY BY THE PARTIES, AND NO PRESUMPTION OR BURDEN OF PROOF SHALL ARISE FAVORING OR DISFAVORING ANY PARTY BY VIRTUE OF THE AUTHORSHIP OF ANY OF THE PROVISIONS OF THIS AGREEMENT. Any reference to any federal, state, local or foreign statute or law shall be deemed also to refer to all rules and regulations promulgated thereunder, unless the context requires otherwise. The mere listing (or inclusion of a copy) of a document or other item shall not be deemed adequate to disclose an exception to a representation or warranty made herein (unless the representation or warranty concerns the existence of the document or other item itself). The parties intend that each representation, warranty and covenant contained herein shall have independent significance.

                  11.8       FURTHER ASSURANCES.

                  The parties agree (a) to furnish upon request to each other such further information, (b) to execute and deliver to each other such other documents, and (c) to do such other acts and things, all as the other party may reasonably request for the purpose of carrying out the intent of this Agreement and the documents referred to in this Agreement.

                  11.9       WAIVER.

                  The rights and remedies of the parties to this Agreement are cumulative and not alternative. Neither the failure nor any delay by any party in exercising any right, power, or privilege under this Agreement or the documents referred to in this Agreement will operate as a waiver of such right, power, or privilege, and no single or partial exercise of any such right, power, or privilege will preclude any other or further exercise of such right, power, or privilege or the exercise of any other right, power, or privilege. To the maximum extent permitted by applicable law, (a) no claim or right arising out of this Agreement or the documents referred to in this Agreement can be discharged by one party, in whole or in part, by a waiver or renunciation of the claim or right unless in writing signed by the other party; (b) no waiver that may be given by a party will be applicable except in the specific instance for which it is given; and (c) no notice to or demand on one party will be deemed to be a waiver of any obligation of such party or of the right of the party giving such notice or demand to take further action without notice or demand as provided in this Agreement or the documents referred to in this Agreement.

                  11.10      ENTIRE AGREEMENT AND MODIFICATION.

                  This Agreement supersedes all prior agreements, other than the Confidentiality Agreement, between the parties with respect to its subject matter (including the Letter of Intent between SFX Broadcasting, Inc. and Sellers dated November 5, 1997) and constitutes (along with the documents referred to in this Agreement) a complete and exclusive statement of the terms of the agreement between the parties with respect to its subject matter. This Agreement may not be amended except by a written agreement executed by the party to be charged with the amendment.

                  11.11      DISCLOSURE LETTER.

                  In the event of any inconsistency between the statements in the body of this Agreement and those in the Disclosure Letter (other than an exception expressly set forth as such in the Disclosure Letter with respect to a specifically identified representation or warranty), the statements in the body of this Agreement will control.

                  11.12      ASSIGNMENTS, SUCCESSORS, AND NO THIRD-PARTY RIGHTS.

                  No party may assign any of its rights under this Agreement without the prior consent of the other parties, which will not be unreasonably withheld, except that Buyer may assign any of its rights under this Agreement to any Subsidiary of Buyer, provided, however, that Buyer and SFX Entertainment shall in any case remain liable to Sellers with respect to any of its obligations under this Agreement or the Closing Documents, and provided further, however, that no such assignment shall void, terminate, or affect the rights of any Beneficiary under the SFX Guaranty. Subject to the preceding sentence, this Agreement will apply to, be binding in all respects upon, and inure to the benefit of the successors and permitted assigns of the parties. Nothing expressed or referred to in this Agreement will be construed to give any Person other than the parties to this Agreement any legal or equitable right, remedy, or claim under or with respect to this Agreement or any provision of this Agreement. This Agreement and all of its provisions and conditions are for the sole and exclusive benefit of the parties to this Agreement and their successors and assigns.

                  11.13      SEVERABILITY.

                  If any provision of this Agreement is held invalid or unenforceable by any court of competent jurisdiction, the other provisions of this Agreement will remain in full force and effect. Any provision of this Agreement held invalid or unenforceable only in part or degree will remain in full force and effect to the extent not held invalid or unenforceable.

                  11.14      SECTION HEADINGS, CONSTRUCTION.

                  The headings of Sections in this Agreement are provided for convenience only and will not affect its construction or interpretation. All references to "Section" or "Sections" refer to the corresponding Section or Sections of this Agreement. All words used in this Agreement will be construed to be of such gender or number as the circumstances require. Unless otherwise expressly provided, the word "including" does not limit the preceding words or terms.



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

                  11.15      TIME OF ESSENCE.

                  With regard to all dates and time periods set forth or referred to in this Agreement, time is of the essence.

                  11.16      GOVERNING LAW.

                  This Agreement will be governed by the laws of the State of New York without regard to conflicts of laws principles.

                  11.17      COUNTERPARTS.

                  This Agreement may be executed in one or more counterparts, each of which will be deemed to be an original copy of this Agreement and all of which, when taken together, will be deemed to constitute one and the same agreement.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

                  IN WITNESS WHEREOF, the parties have executed and delivered this Agreement as of the date first written above.



"BUYER"                                         GARY F. BIRD, individually and as Trustee
                                                under the Gary F. Bird Corporation Trust
SFX NETWORK GROUP, L.L.C.                       u/d/o 2/4/94


By: /s/                                         /s/ Gary F. Bird
   --------------------------------------       ----------------------------------------
Title:

SFX ENTERTAINMENT, INC.                         STEPHEN R. SMITH, individually and as
                                                Trustee under the Smith Family Trust u/d/o
                                                7/17/89


By: /s/                                         /s/ Stephen R. Smith
   --------------------------------------       ----------------------------------------
Title:


"SELLERS"

THE NETWORK 40, INC.                            JUNE E. BRODY, an individual


By: /s/ Elias N. Bird                           /s/ June E. Brody
    -------------------------------------       ----------------------------------------
Title: Chairman & C.F.O.

ELIAS N. BIRD, individually and as Trustee      STEVEN A. SASLOW, an individual
under the Bird Family Trust u/d/o 11/18/92


/s/ Elias N. Bird                               /s/ Steven A. Saslow
-----------------------------------------       ----------------------------------------


ACCEPTED AND AGREED AS TO
Sections 2.13 (a)(v) and 2.13(a)(vi)




GSE Enterprises LLC,
a California limited liability company


By: /s/ Gary F. Bird
    --------------------------------------
Title: Partner